UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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QUANTUMSCAPE CORPORATION
(Name of Registrant as Specified In Its Charter)

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1730 Technology Drive
San Jose, California, 95110
(408) 452-2000
[•], 2021
Dear QuantumScape Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of QuantumScape Corporation, to be held on Wednesday, December 15, 2021 at 9:00 a.m., Pacific Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and employees, the annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/QS2021.
The attached formal meeting notice and proxy statement contain details of the following matters of business to be conducted at the annual meeting:
1.	To elect ten (10) directors for a one-year term to expire at the 2022 annual meeting of stockholders;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To approve the Extraordinary Performance Award Program; and
4.	To transact such other matters as may properly come before the annual meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
We have also included in this proxy statement a brief description of our corporate social responsibility initiatives. As a leader in the development of next generation solid-state lithium-metal batteries, we focus on environmental, social, and governance (ESG) factors that are connected to our strategic business initiatives, such as product environmental impact, workplace health and safety and employee development. We expect to provide more information regarding our ESG initiatives by publishing an annual sustainability report beginning in 2022.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in QuantumScape.
Sincerely,

Jagdeep Singh
President, Chief Executive Officer and Chairman
i

QUANTUMSCAPE CORPORATION
1730 Technology Drive
San Jose, California, 95110
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date	9:00 a.m., Pacific Time, on Wednesday, December 15, 2021

Virtual Location
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/QS2021, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your Proxy Materials (as defined below) in order to join the annual meeting.

Items of Business	•	Proposal 1: To elect ten (10) directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.

Board Recommendation: FOR

	•	Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Board Recommendation: FOR

	•	Proposal 3: Approval of the Extraordinary Performance Award Program.

Board Recommendation: FOR

	•	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
November 1, 2021

Only stockholders of record as of the close of business on November 1, 2021 are entitled to notice of and to vote at the annual meeting. A list of the stockholders of record entitled to vote at the annual meeting will be available for examination, for any purpose germane to the annual meeting, during ordinary business hours for ten days prior to the annual meeting online at ir.quantumscape.com. Reasonable accommodations will be made if we cannot make the list available at our principal executive offices. The stockholder list will also be available online during the annual meeting.

Availability of Proxy Materials
This proxy statement, notice of annual meeting, form of proxy and our annual report (the “Proxy Materials”), are first being sent or given on or about [•], 2021 to all stockholders entitled to vote at the annual meeting. These Proxy Materials can also be accessed as of [•], 2021 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,

Jagdeep Singh President, Chief Executive Officer and Chairman

QUANTUMSCAPE CORPORATION

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Pacific Time, on December 15, 2021
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is QuantumScape Corporation’s relationship to Kensington Capital Acquisition Corp.?
The original QuantumScape Corporation, now named QuantumScape Battery, Inc. (“Legacy QuantumScape”) was founded in 2010 with the mission to revolutionize energy storage to enable a sustainable future. On November 25, 2020, Legacy QuantumScape consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp., a special purpose acquisition company (“Kensington”), whereby Legacy QuantumScape became a wholly owned subsidiary of Kensington, and Kensington changed its name to QuantumScape Corporation, a Delaware corporation (the “Company”, “QuantumScape” or “QuantumScape Corporation”).
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of QuantumScape Corporation and any postponements, adjournments or continuations thereof. The annual meeting will be held on December 15, 2021 at 9:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/QS2021, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
This proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report (together, the “Proxy Materials”), are first being sent or given on or about [•], 2021 to all stockholders of record as of the close of business on November 1, 2021. These Proxy Materials can also be accessed as of [•], 2021 by visiting www.proxyvote.com.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•	Proposal 1: the election of 10 directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•	Proposal 2: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	Proposal 3: the approval of the Extraordinary Performance Award Program.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•	Proposal 1: “FOR” the election of each director nominee named in this proxy statement;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	Proposal 3: “FOR” the approval of the Extraordinary Performance Award Program.

Who is entitled to vote at the annual meeting?
Holders of our Class A and Class B common stock as of the close of business on November 1, 2021, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were [•] shares of our Class A common stock outstanding and [•] shares of our Class B common stock outstanding.
How many votes do I have? Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to 10 votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock, collectively referred to in this proxy statement as our common stock, will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Proxy Materials were sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Proxy Materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Beneficial holders who did not receive a 16-digit control number from their broker, bank or other nominee, who wish to attend the meeting should follow the instructions from their broker, bank or other nominee, including any requirement to obtain a legal proxy. Throughout this proxy statement, we refer to these beneficial holders as “street name stockholders.”
Which proposals are considered “routine” or “non-routine”?
Proposal 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, is considered a “routine” proposal. All of the other proposals to be voted upon at the annual meeting are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of such proposals by reducing the total number of shares from which the majority is calculated.
How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the 10 nominees receiving the highest number of affirmative FOR votes at the annual meeting will be elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•	Proposal No. 3: Approval of the Extraordinary Performance Award Program requires the affirmative vote under two different voting standards:
(1) the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting entitled to vote thereon (the “Bylaws Standard”), and
(2) the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting by holders of shares of common stock that are not beneficially owned, directly or indirectly, by members of our management team (including Mr. Singh) whom will receive Extraordinary Performance Awards (the “Disinterested Standard”).
Abstentions will be counted for the purposes of determining the presence or absence of a quorum. Further, abstentions will have the same effect as a vote AGAINST the proposal under the Bylaws Standard and the Disinterested Standard. Broker non-votes will have no effect on the outcome of this proposal.
Do the Company’s directors and officers have an interest in any of the matters to be acted upon at the annual meeting?
Members of our board of directors have an interest in Proposal 1, the election to the board of directors of the 10 director nominees as set forth herein, as each of the nominees is currently a member of the board of directors. Members of the board of directors and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Certain of our directors, executive officers and other members of our management team (including our Chief Executive Officer) will be eligible to receive stock option awards under the Extraordinary Performance Award Program, and thus may have an interest in Proposal 3.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws (“Bylaws”) and Delaware law. The presence, in person (including virtually) or by proxy, of holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?
If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, the Proxy Materials have been provided directly to you by the Company.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Proxy Materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•	by voting via the Internet if you received your Proxy Materials by email;

•
by voting via the Internet, by telephone or by completing, signing and returning your proxy card in the postage-paid envelope provided so that it is received prior to the annual meeting, if you received printed Proxy Materials, or

•	by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/QS2021, where you may vote during the meeting (have your proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder and did not receive a 16-digit control number from your broker, bank or other nominee for you to vote your own shares, then you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions, including any requirement to obtain a legal proxy, in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
As discussed above, if you are a street name stockholder who did not receive a 16-digit control number, then you may not vote your shares at the annual meeting unless you follow the voting instructions from your broker, bank or other nominee and obtain any legal proxy they may require.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted as recommended by our board of directors:
•	Proposal 1: “FOR” the election of each director nominee named in this proxy statement;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•	Proposal 3: “FOR” the approval of the Extraordinary Performance Award Program.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•
delivering a written notice of revocation to our corporate secretary at QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending and voting at the virtual annual meeting (although attendance at the virtual annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the virtual annual meeting?
This year’s annual meeting will be a completely “virtual” meeting of stockholders. We will be hosting the annual meeting via live audio webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/QS2021. To participate in the annual meeting, you will need the 16-digit control number included on your proxy card. The annual meeting audio webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the virtual meeting log-in page at www.virtualshareholdermeeting.com/QS2021.
Will I be able to participate in the virtual annual meeting on the same basis I would be able to participate in a live annual meeting?
In light of the public health concerns due to the COVID-19 pandemic and to support the health and well-being of our stockholders and employees, our annual meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for our annual meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of our virtual annual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•	providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Michael McCarthy, our Chief Legal Officer and Head of Corporate Development and Kevin Hettrich, our Chief Financial Officer, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. or its designee will tabulate the votes and act as inspectors of election.
How can I contact QuantumScape’s transfer agent?
You may contact our transfer agent Continental Stock Transfer & Trust Company, by telephone at 1-800-509-5586, or by writing Continental Stock Transfer & Trust Company, at Attention: Customer Service, 1 State Street, 30th Floor, New York, NY 10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the Proxy Materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the Proxy Materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. In addition, we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $50,000, plus reimbursement of out-of-pocket expenses. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
How can I get help voting my shares?
If you need assistance or have questions about how to vote your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1 (877) 456-3422 (from the U.S. and Canada) or at +1 (412) 232-3651 (from other locations). Banks and brokers may call collect at (212) 750-5833.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Proxy Materials, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Materials, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of the Proxy Materials, you may contact us as follows:
QuantumScape Corporation
Attention: Investor Relations
1730 Technology Drive,
San Jose, California, 95110
Tel: (408) 452-2000
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
How can I contact QuantumScape’s transfer agent?
If you have questions about your registered account, you may contact our transfer agent Continental Stock Transfer & Trust Company, by telephone at 1-800-509-5586, or by writing Continental Stock Transfer & Trust Company, at Attention: Customer Service, 1 State Street, 30th Floor, New York, NY 10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of our Board of Directors
Our business and affairs are organized under the direction of our board of directors, which currently consists of ten (10) directors, eight (8) of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). Jagdeep Singh serves as Chairman of our board of directors and Justin Mirro serves as our Lead Independent Director. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required. At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified. All of the nominees have been recommended for nomination by the nominating and corporate governance committee and all of them are currently serving as directors.
The following table sets forth the names, ages as of October 21, 2021, and certain other information for each of our director nominees:
Name	Age	Position(s)	Director of Legacy QuantumScape	Director of QuantumScape Corporation
Nominees for Director
Jagdeep Singh	54	President, Chief Executive Officer, Co-Founder and Chairman	May 2010 - Present	November 2020 - Present
Frank Blome	52	Director	September 2020 - January 2021	November 2020 - Present
Brad Buss(1)(2)	57	Director	August 2020 - January 2021	November 2020 - Present
John Doerr(3)	70	Director	December 2010 - January 2021	November 2020 - Present
Prof. Dr. Jürgen Leohold(2)	67	Director	May 2015 - January 2021	November 2020 - Present
Justin Mirro(1)(3)	53	Director, Lead Independent Director	—	November 2020 - Present
Prof. Fritz Prinz	71	Director, Co-Founder	December 2010 - January 2021	November 2020 - Present
Dipender Saluja(1)	57	Director	August 2012 - January 2021	November 2020 - Present
J.B. Straubel(2)	45	Director	February 2020 - January 2021	November 2020 - Present
Jens Wiese(3)	48	Director	—	January 2021 - Present
(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee
Board Diversity
The nominating and corporate governance committee of our board of directors identifies, reviews and makes recommendations of candidates to serve on our board of directors, and considers director qualifications that include, without limitation, diversity factors such as race, ethnicity, gender, differences in professional background, education, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Two of our directors, Jagdeep Singh and Dipender Saluja, are South Asian. In April 2021, the board of directors appointed a female member, Celina Mikolajczak, but Ms. Mikolajczak subsequently stepped down from the board of directors in May when the opportunity arose to for us to hire her as our full-time Vice President of Manufacturing Engineering. To support these diversity goals, we have engaged a global executive search firm to identify candidates who would further enhance the diversity of our board of directors. As of the date of the filing of this proxy statement, we have identified a good number of priority candidates whom our board of directors have initiated or are intending to initiate interviews with, with the intention of appointing up to three new directors with diverse backgrounds in the near future.
Letter Agreements on Board and Committee Representation
On September 2, 2020, we entered into a letter agreement (the “Original Letter Agreement”) with Legacy QuantumScape, and Volkswagen Group of America Investments, LLC (“VGA”) pursuant to which we would nominate one designee of VGA for election to our board of directors, and from and after the First Closing (as defined under the Series F Preferred Stock Purchase Agreement between Legacy QuantumScape and VGA, dated May 14, 2020), a second designee of VGA. On December 7, 2020, the parties amended and restated the Original Letter Agreement to provide that (i) in connection with any annual or special meeting of stockholders at which directors will be elected, we will nominate for election to our board of directors two designees of VGA (each, a “VW Director”), and (ii) we shall cause one VW Director to be appointed to the nominating and corporate governance committee of our board of directors, provided that such VW Director fulfills the independence requirements under applicable NYSE rules.
Nominees for Director
Jagdeep Singh has served as our President, Chief Executive Officer and the Chairman of our board of directors since November 2020. Mr. Singh co-founded Legacy QuantumScape and has served as its President and Chief Executive Officer and on Legacy QuantumScape’s board of directors since its incorporation in May 2010. Prior to joining Legacy QuantumScape, he was the founder and Chief Executive Officer at Infinera Corporation (NASDAQ: INFN), a telecommunications company, from 2001 to 2009. Mr. Singh has served on the boards of Khosla Ventures Acquisition Co. (NASDAQ: KVSA) (“KVSA”), a blank check company, since February 2021, and of Slam Corp. (NASDAQ: SLAM), a blank check company, since March 2021. Mr. Singh serves as the Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee of KVSA, and as Chair of the Compensation Committee and member of the Audit Committee of Slam Corp. Mr. Singh expects to step down from the boards and board committees of KVSA and Slam Corp. if and when they become operating companies. Mr. Singh holds a B.S. in Computer Science from the University of Maryland College Park, an M.B.A. from the University of California, Berkeley, Haas School of Business, and a M.S. in Computer Science from Stanford University.
We believe Mr. Singh is qualified to serve on our board of directors because of the perspective and experience he brings as Legacy QuantumScape’s President and Chief Executive Officer, leadership experience in the energy storage industry, educational background and strong scientific knowledge.
Frank Blome has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from September 2020 until January 2021. Mr. Blome has also served on the board of QSV Operations LLC since September 2020. Mr. Blome has 25 years of professional experience in the automotive industry, with a particular focus on alternative powertrain technologies and battery cell technology. Since January 2018, Mr. Blome has served as the Head of the Battery Center of Excellence of Volkswagen AG. Prior to this, Mr. Blome served from May 2016 to June 2016 as Chief Executive Officer at Mercedes-Benz Energy GmbH, a subsidiary of the Daimler Group active in the EV battery storage space. From July 2013 to June 2017, Mr. Blome served as Chief Executive Officer of LiTec Battery GmbH, a battery cell manufacturing company started as a joint venture between Daimler Group and Evonik Industries AG, a specialty chemicals company. In addition to these roles, Mr. Blome served from June 2009 to June 2017 as the Chief Executive Officer of Deutsche Accumotive GmbH & Co KG, a subsidiary of Daimler Group, producing batteries for hybrid and EVs, after which Mr. Blome was on garden leave until January 2018 when he started in his current position at Volkswagen. Mr. Blome holds a diploma in electrical engineering from the University of Applied Sciences Bielefeld.
We believe Mr. Blome is qualified to serve on our board of directors due to his vast experience in the automotive and alternative powertrain industries.
Brad Buss has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from August 2020 until January 2021. From August 2014 until his retirement in February 2016, Mr. Buss served as the Executive Vice President and Chief Financial Officer of SolarCity Corporation, a solar energy company acquired by Tesla, Inc. (NASDAQ: TSLA) (“Tesla”), a high-performance electric vehicle company. Mr. Buss also served as the Executive, Vice President and Chief Financial Officer of Cypress Semiconductor Corporation (NASDAQ: CY), a semiconductor design and manufacturing company, from August 2005 to June 2014. Mr. Buss has served on the boards of Marvell Technology Group Ltd. (NASDAQ: MRVL) (“Marvell”), a semiconductor company, since July 2018, AECOM (NYSE: ACM), an engineering and consulting firm, since August 2020, and TuSimple Holdings Inc., an autonomous driving technology company, (NASDAQ: TSP) (“TSP”), since December 2020. Mr. Buss serves as Chair of the Nominating and Governance Committee and a member of the Audit Committee of Marvell, as Chair of the Nominating and Governance Committee and a member of the Compensation and Organization Committee of AECOM, as Chair of the Audit Committee of TSP and as a member of the Nominating and Corporate Governance Committee of TSP. Mr. Buss previously served on the boards of Advance Auto Parts, Inc. (NYSE: AAP), an automotive parts and accessories provider, from March 2016 to May 2021, Tesla from November 2009 to June 2019, Cavium, Inc., a semiconductor company, from July 2016 until its acquisition by Marvell in July 2018, and CafePress Inc., an e-commerce company, from October 2007 to July 2016. He served as Chair of the Audit Committee, a member of the Compensation Committee, Nominating and Corporate Governance Committee, and Disclosure Committee of Tesla, a member of the Audit Committee and Compensation Committee of Cavium, Inc., and the Chair of the Audit Committee and a member of the Compensation Committee of CafePress Inc. Mr. Buss holds a B.A. in Economics from McMaster University and an Honors Business Administration degree from University of Windsor.
We believe Mr. Buss is qualified to serve on our board of directors because of his vast leadership and finance expertise and significant experience on the boards of major public automotive and technology companies.
John Doerr has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from December 2010 until January 2021. Mr. Doerr currently serves as Chairman at Kleiner Perkins, a venture capital firm, and previously served as a Partner from August 1980 to March 2016. Mr. Doerr currently serves on the boards of Amyris, Inc. (NASDAQ: AMRS), a biotechnology company, since May 2006, DoorDash, Inc. (NYSE: DASH), a provider of restaurant food delivery services, since March 2015 and Alphabet, Inc. (NASDAQ: GOOGL), a multinational technology company, since May 1999. He serves as Chair of the Nominating and Governance committee of Amyris, Inc., and Chair of the Leadership Development and Compensation Committee of Alphabet, Inc. Mr. Doerr previously served on the boards of Bloom Energy Corporation (NYSE: BE), an energy solutions company, from April 2002 to April 2021, Zynga, Inc. (NASDAQ: ZNGA), a social game developer, from March 2013 to May 2017, and Amazon.com, Inc. (NASDAQ: AMZN), a multinational technology company, from June 1996 to May 2010. Mr. Doerr holds a B.S. and an M.E.E. in Electrical Engineering from Rice University and an M.B.A. from Harvard Business School.
We believe Mr. Doerr is qualified to serve on our board of directors because of his extensive investment experience in the technology industry and extensive expertise and skills in strategy, finance and management.
Prof. Dr. Jürgen Leohold has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from May 2015 until January 2021. From October 2012 to December 2017, Prof. Dr. Leohold served as the Head of the Volkswagen AutoUni, an advanced training and research institution for Volkswagen Aktiengesellschaft, a German automobile manufacturer. He continued to serve as a consultant for Volkswagen Aktiengesellschaft’s research and development group from January 2018 until retiring in May 2019. He also served as the Executive Director of Group Research at Volkswagen Aktiengesellschaft from April 2006 to July 2016. Prof. Dr. Leohold holds a degree in Electrical Engineering from the University of Hannover, a M.S. in Electrical Engineering from the Georgia Institute of Technology and a doctoral degree from the University of Hannover.
We believe Prof. Dr. Leohold is qualified to serve on our board of directors because of his leadership experience and his expertise in the energy technology and automotive fields.
Justin Mirro has served on our board of directors since November 2020, and as Kensington’s Chairman and Chief Executive Officer from April 2020 to November 2020. Mr. Mirro has over 25 years of operating, mergers and acquisitions and financing experience in the automotive and automotive-related sector. He began his career at General Motors Company as a Tool and Die Manufacturing Engineer, with successive positions at Car and Driver Magazine, Toyota Motor Corporation and Itochu International Inc. prior to transitioning to automotive investment banking at Schroder & Co. Inc./Salomon Smith Barney, Inc./ABN Amro Inc. in 1996. In 1999, Mr. Mirro formed Kensington Capital Partners, LLC, where he has served as President since 2015, to invest in automotive and automotive-related sector businesses. In 2005, Mr. Mirro transitioned to Jefferies & Company, Inc. as Head of Automotive Investment Banking, and later served as the Head of Automotive Investment Banking at Moelis & Company, LLC and RBC Capital Markets, LLC from 2008 to 2011 and 2011 to 2014, respectively. In his role, Mr. Mirro played a key role in leading and executing all aspects of capital raising, mergers and acquisitions and restructurings, and has advised on over 70 transactions totaling more than $60 billion of value for original equipment manufacturers (“OEMs”), suppliers and automotive-related industries. From 2016 to 2019, Mr. Mirro served as Chairman of the Board of Directors and Audit Committee of Pure Power Technologies, Inc., one of the largest aftermarket suppliers of diesel fuel injectors, which was sold to Stanadyne LLC. In his role, Mr. Mirro focused on deal sourcing, structuring, capital raising, executive recruitment and the eventual sale process. Mr. Mirro has sat on the board of Cooper-Standard Holdings Inc. (NYSE: CPS) since 2015 and sat on the board of Transtar Industries, Inc., from 2017 to 2021, in each case, where he focuses or focused, respectively, on mergers and acquisitions, capital structuring and public market strategy. Mr. Mirro is also the Chairman and CEO of Kensington Capital Acquisition Corp. II (NYSE: KCAC) and Kensington Capital Acquisition Corp. V (NYSE: KCGI.U). Mr. Mirro holds a B.S. in Mechanical Engineering from the University of Michigan and an M.B.A. from the New York University Stern School of Business.
We believe Mr. Mirro is qualified to serve on our board of directors due to his experience serving as Kensington’s Chairman and Chief Executive Officer, as well as his extensive skills in strategy, finance and management.
Prof. Fritz Prinz co-founded Legacy QuantumScape and has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from December 2010 until January 2021. Prof. Prinz has served as Professor of Materials Science and Engineering, Professor of Mechanical Engineering, and Senior Fellow at the Precourt Institute for Energy since September 2010. He has also served as the Finmeccanica Professor at the School of Engineering at Stanford University since September 1994. Prof. Prinz holds a Ph.D. in Physics and Mathematics from the University of Vienna, Austria.
We believe Prof. Prinz is qualified to serve on our board of directors because of his in-depth educational expertise and his broad insight and research into energy conversion.
Dipender Saluja has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from August 2012 until January 2021. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various positions from 1990 to 2006 at Cadence Design Systems, an electronic design company. Mr. Saluja has served on the board of Joby Aviation, Inc. (NYSE: JOBY) and as a member of its Nominating and Corporate Governance Committee since August 2021. Mr. Saluja also currently serves as a Commissioner of the Global Commission to End Energy Poverty, a non-profit organization dedicated to providing electricity services to under-served communities, and also on the boards of several private companies.
We believe Mr. Saluja is qualified to serve on our board of directors because of his extensive investment experience in the technology industry and extensive expertise and skills in strategy, finance and management.
J.B. Straubel has served on our board of directors since November 2020, and on Legacy QuantumScape’s board of directors from February 2020 until January 2021. Mr. Straubel has served as the Founder and Chief Executive Officer of Redwood Materials Inc., an electronic recycling and development company, since May 2017. Prior to joining Legacy QuantumScape, Mr. Straubel also co-founded and served as the Chief Technology Officer of Tesla from May 2005 to July 2019. Mr. Straubel previously served on the board of SolarCity Corporation and as a member of its Nominating and Corporate Governance Committee from August 2006 until its acquisition by Tesla in November 2016. Mr. Straubel holds a B.S. in Energy Systems Engineering and a M.S. in Engineering, with an emphasis on energy conversion, from Stanford University.
We believe Mr. Straubel is qualified to serve on our board of directors because of his technical and manufacturing expertise along with his leadership experience in electronic companies.
Jens Wiese has served on our board of directors since January 2021. Mr. Wiese has also served as Chairman of the board of QSV Operations LLC since its inception in September 2018. Mr. Wiese has 22 years of professional experience in the automotive industry, including more than 15 years as a top management consultant, advising clients from the automotive industry in strategic and financial turnaround matters. Mr. Wiese has served in multiple roles at Volkswagen AG, most recently as Head of Volkswagen Group M&A, Investment Advisory, and Partnerships since January 2020, Head of Industrial Cooperations and Partnerships from June 2018 to December 2019, Head of Group Battery Strategy from June 2016 to December 2019, and Corporate Strategy/Head of Performance Improvement from March 2016 to May 2018. Prior to his service at Volkswagen AG, Mr. Wiese served as Senior Director and Member of the German Management Team at Alix Partners GmbH, a consulting firm, from March 2007 to February 2016. Prior to that, Mr. Wiese served as a Principal and Member of the Automotive Leadership team at Roland Berger Strategy Consultants GmbH, a consulting firm, from April 1999 to March 2007. Mr. Wiese holds a Master’s degree in Business Administration from the Ludwig Maximilian University of Munich.
We believe Mr. Wiese is qualified to serve on our board of directors because of his broad investment advisory and strategic experience, along with his long-term experience in the automotive industry.
Director Independence
Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent. Our corporate governance guidelines define independence in accordance with the independence definition in the applicable NYSE listing rules.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment, affiliations and business and personal activities, our board of directors has determined that Messrs. Blome, Buss, Doerr, Mirro, Saluja, Straubel and Wiese, and Prof. Dr. Leohold, representing eight (8) of our ten (10) directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Mr. Singh is not considered an independent director because of his position as our President and Chief Executive Officer. Prof. Fritz Prinz is not considered an independent director because of his position as co-founder of Legacy QuantumScape and Chief Scientific Advisor of our company.
In making these determinations, our board of directors considered the current and prior relationships that each outside director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each outside director, and the transactions involving them described in “Related Person Transactions.” Our board of directors has also considered transactions, relationships and other arrangements between our directors and officers and certain of their affiliates, in their individual capacities and not as representatives of our company, and funds that are not affiliated with our company.
There are no family relationships among any of our directors, director nominees, or executive officers.
Board of Directors Leadership Structure and Role of Lead Independent Director
Mr. Singh currently serves as both the chairman of our board of directors and as our president and chief executive officer. As our co-founder, Mr. Singh is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans, especially due to our long-term horizon to commercialization. Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson, president and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Our board of directors has adopted corporate governance guidelines that provide that the board may appoint one of our independent directors to serve as our lead independent director at any time when the chairperson of our board of directors is not independent, including when our president and chief executive officer serves as the chairman of our board of directors. Because Mr. Singh is our chairman and also our president and chief executive officer, our board of directors has appointed Mr. Mirro to serve as our lead independent director. As lead independent director, Mr. Mirro is responsible for calling separate meetings of the independent directors, determining the agenda and presiding over such periodic meetings of our independent directors, serving as a liaison between Mr. Singh and our independent directors, including reporting to Mr. Singh regarding feedback from executive sessions, serving as our spokesperson as requested and performing such additional duties as a majority of our independent directors may otherwise determine or delegate.
Only independent directors serve on the audit, compensation committee and nominating and corporate governance committees of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Mirro’s role as lead independent director, as well as the independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Singh’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Role of Board of Directors in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while one of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not currently have or anticipate having a standing risk management committee, but instead administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of our board of directors.
Corporate Social Responsibility
Our mission is to revolutionize energy storage to enable a sustainable future. More specifically, our goal has been to build the world’s best batteries, as measured by energy density, power density (charge time), cycle life, and safety. We have focused first on the transformation of the electrification of the automotive powertrain, an application that we believe represents both an important part of the solution to the emissions problem as well as an opportunity to create tremendous value over the coming decades. This mission and our focus on corporate responsibility promote the long-term interests of our stockholders, while strengthening our board of directors’ and management’s accountability. Our board of directors’ primary duty is to oversee our corporate strategy, which includes its oversight of how environmental and social issues may impact the long-term interests of our stockholders. Corporate responsibility at QuantumScape is governed from the most senior levels to each of our employees, as we believe achievement of operational excellence is intrinsically tied to how responsibly we run our business.
At QuantumScape, we focus on environmental, social, and governance (ESG) factors that are connected to our strategic business initiatives. As a leader in the development of next generation solid-state lithium-metal batteries, we focus on ESG issues such as the environmental impact of our product, workplace health and safety, and employee development. We formed a sustainability working group comprised of internal resources and external advisors at the direction of our board of directors to evaluate our commitment to ESG issues and develop our comprehensive strategy. We expect to provide more information regarding our ESG initiatives by publishing an annual sustainability report beginning in 2022 that aligns with leading ESG reporting frameworks.
Product environmental impact
We are conscious that the world’s climate crisis requires major and rapid reductions in carbon emissions and that QuantumScape’s solid-state battery may contribute to society’s transition away from fossil fuels. We believe that our technology will enable a new category of battery that meets the requirements for broader market electric vehicle adoption.
The lithium-metal solid-state battery technology that we are developing is being designed to offer greater energy density, longer life, faster charging, and greater safety when compared to today’s conventional lithium-ion batteries. Significantly higher volumetric and gravimetric energy density are enabled by eliminating graphite/silicon host material. Battery cell life is increased by eliminating the capacity loss at the anode interface. Our technology enables <15-minute fast charge by eliminating the lithium diffusion bottleneck in silicon/graphite anode host material. Regarding safety, we eliminate the organic polymer separator found in traditional lithium-ion cells and replace it with our nonflammable, noncombustible, ceramic solid-state separator.
As manufactured, our solid-state battery cell has no anode; the lithium-metal anode is formed during the first charge of the cell; 100% of the lithium that forms the anode comes from the cathode material we purchase. Our ‘anode free’ architecture eliminates graphite/silicon anode host material together with the energy usage, consumables, and emissions associated with anode manufacturing and the upstream graphite/silicon supply chain, and as a result, we believe that such design could result in a meaningful advantage in cost of goods sold compared to conventional lithium-ion battery cells used today. With our lithium-metal, solid-state batteries, we believe that we are creating a battery solution that accelerates broader market electric vehicle adoption, is designed to address stricter environmental regulations and consumer preferences for sustainable products, and contributes to society’s ongoing transition to a low carbon or ‘net zero’ economy.
Workplace Health and Safety
The health and safety of our employees is critical to the success of our company. We evaluate and monitor health risks, such as chemical exposure and physical risks, through our job hazard analyses. These are conducted from initial hire and on an ongoing basis. Our proactive safety culture ensures that our engineering controls are adapted to respond to and remove workplace hazards, and that all employees have the proper training and equipment to effectively perform their duties without risk of injury. These programs and procedures are further enhanced through our oversight mechanisms and the preparedness of our Emergency Response teams.
People Management
We recognize that attracting and retaining talent at all levels from our experienced engineers and scientists to our business professionals is vital for our sustained growth. Our people management philosophy is rooted in a shared endeavor to promote the excellence of each of our employees. We focus on a combination of on-the-job learning, formal training, and individualized education and development opportunities, including participation in industry conferences and tuition reimbursements. We use our performance reviews process to actively engage our employees in career development dialogues, and prioritize a promote-from-within philosophy, and review our internal pay equity. We encourage clear and honest communication with a strong open-door policy for constructive feedback and identification of growth opportunities. We also offer our employees high-quality benefits and various health initiatives to support their overall wellbeing.
We seek team members who want to help solve a significant problem that will positively impact the world. We value diversity and recognize the importance of fostering a positive, inclusive culture. We have engaged a global executive search firm to identify candidates who would further enhance the diversity of our board of directors. We have also actively taken steps towards eliminating unconscious bias in our hiring and promotion processes while enabling us to add and promote team members who demonstrate behaviors aligned with our values. Some of these steps include training, redesigning key people processes, increased partnerships with colleges across the country, including Historically Black Colleges and Universities (HBCUs), and implementing AI-based recruiting technology to improve our job descriptions to reach and connect with a more diverse pool of applicants.
Our COVID-19 Response
This past year challenged us in unprecedent ways, while reinforcing the importance of responding with resiliency and dedication to prioritize health and safety of our employees. Throughout the pandemic, we have followed all state and federal guidelines to ensure compliance with the most up to date workplace recommendations. In March 2020, we closed for six weeks, which was followed by reduced capacity at our locations to protect the health and wellbeing of our employees. We adapted our infrastructure for social distancing and improved sanitation, such as the inclusion of UV lighting in our HVAC system, and implemented mandatory health screenings.
We activated contingency and work-from-home plans across our workforce to provide support for our employees while maintaining our business continuity. For employees, we mobilized 25% of our employees to sustainable, secure work-from-home operating environments. We developed accessible resources, communications, and programs, such as video-conferencing access, VPN access, remote wellness sessions, town halls/connection opportunities, etc.
Training has played a critical role in our COVID-19 prevention measures, which have been instituted for all employees including new hires. We also have maintained constant communication with our employees through frequent outreach of our actions and COVID-19 and vaccination information. We encourage all of our employees to be attentive to their wellness needs and have promoted vaccination among our employees. As we continue to monitor and adapt to the ongoing crisis, we remain steadfast in our commitment of supporting the health and safety of our employees.
Committees of Our Board of Directors
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. Copies of the charters for each committee are available on our website at https://ir.quantumscape.com/governance/governance-documents. The composition and responsibilities of each committee is described below.
Audit Committee
The current members of our audit committee are Messrs. Buss, Mirro and Saluja. Mr. Buss is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and are able to read and understand fundamental financial statements in accordance with the NYSE audit committee requirements. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Our board of directors has determined that each of Messrs. Buss and Mirro qualifies as an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K and meets the financial sophistication requirements of the NYSE rules. In making this determination, our board of directors considered each of Messrs. Buss’ and Mirro’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management will periodically meet privately with our audit committee. Our audit committee is responsible for, among other things:
•	selecting, compensating, and overseeing our independent registered public accounting firm;
•
evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit and tax services;
•	reviewing with the independent auditors and approving the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discussing the statements and reports with our independent auditors and management, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing our financial reporting processes, and disclosure controls and procedures;
•	overseeing the design, implementation overseeing the design, implementation and performance of our internal audit function;
•
reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing, monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://ir.quantumscape.com/governance/governance-documents. During 2020, our audit committee held 5 meetings and in fiscal 2021 to date has held 12 meetings.
Compensation Committee
The current members of our compensation committee are Messrs. Leohold, Buss and Straubel. Mr. Leohold is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also an outside director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•	reviewing and approving the corporate goals and objectives that pertain to the determination of the compensation of our executive officers, including our chief executive officer;
•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	reviewing and approving or making recommendations to our board of directors regarding the compensation and other terms of employment of our executive officers, including our chief executive officer;
•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control arrangements and any other material arrangements for our executive officers;
•	administering our equity incentive plans, to the extent such authority is delegated by our board of directors; reviewing, approving and administering our employee benefit and equity incentive plans;
•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•
making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;

•
if the board of directors or committee establishes stock ownership guidelines for the executive officers and non-employee members of the board of directors, monitoring compliance with any such stock ownership guidelines;

•	approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy;

•	reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our outside board members;
•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement, to the extent such report is required;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act; and
•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.
The charter of the compensation committee permits the committee to delegate any or all of its authority when it deems it appropriate and in the best interests of our company and when such delegation would not violate applicable law, regulation or NYSE or SEC requirements. In addition, the compensation committee has the authority under its charter to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors.
Since the Business Combination, our compensation committee has been responsible for making all executive compensation determinations. Mr. Singh works closely with the compensation committee in managing the executive compensation program and attends most meetings of the compensation committee other than those meetings in which the Extraordinary Performance Award Program was discussed and deliberated on. He does not participate in the determination of his own compensation.
In 2020, the compensation committee retained Compensia, Inc. (“Compensia”) as our independent compensation consultant to advise the compensation committee with respect to director and officer compensation.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://ir.quantumscape.com/governance/governance-documents. During 2020, our compensation committee held 2 meetings and in fiscal 2021 to date has held 22 meetings.
Nominating and Corporate Governance Committee.
The current members of our nominating and corporate governance committee are Messrs. Doerr, Wiese and Mirro. Mr. Doerr is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:
•	reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•	identifying, reviewing and making recommendations of candidates to serve on our board of directors;
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considering our board of directors’ leadership structure, including the separation of the chairman and chief executive officer roles and/or appointment of a lead independent director of our board, either permanently or for specific purposes, and making such recommendations to our board of directors;

•
developing and reviewing periodically policies and procedures for considering stockholder nominees for election to our board of directors and evaluating nominations by stockholders of candidates for election to our board of directors;

•	evaluating the “independence” of directors and director nominees against the independence requirements of the NYSE, applicable rules and regulations of the SEC and other applicable laws;
•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•	recommending to our board of directors any changes to the corporate governance guidelines and corporate governance framework;
•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends;
•	overseeing director orientation for new directors and continuing education for our directors;
•	evaluating the performance of our board of directors and its committees and individual directors and determining whether continued service on our board of directors is appropriate;
•
reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing possible, actual and potential conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee;

•	administering policies and procedures for communications with the non-management members of our board of directors;
•
if the board of directors or committee establishes stock ownership guidelines for the executive officers and non-employee members of the board of directors, monitoring compliance with any such stock ownership guidelines; and

•
reviewing annually the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

The composition and function of our nominating and corporate governance committee complies with all applicable requirements of The Sarbanes-Oxley Act of 2002 and all applicable SEC and the NYSE rules and regulations. We will comply with future requirements to the extent they become applicable. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.quantumscape.com/governance/governance-documents. During 2020, our nominating and corporate governance committee did not hold any meetings as our Business Combination was only completed towards the end of that year in late November, and in fiscal 2021 to date has held 5 meetings.
Attendance at our Board of Directors and Stockholder Meetings
During our fiscal year ended December 31, 2020, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Outside Directors
To encourage and enhance communication among outside directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the outside directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our outside directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis. These executive sessions are chaired by Mr. Mirro, our lead independent director.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee have ever been an executive officer or employee of our company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen and experience, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board and skills that are complementary to the board, an understanding of our business, an understanding of the responsibilities that are required of a member of the board, other time commitments and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, education, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. For instance, two of our directors, Jagdeep Singh and Dipender Saluja, are South Asian. Furthermore, in April 2021, the board of directors appointed a female member, Celina Mikolajczak, but Ms. Mikolajczak subsequently stepped down from the board of directors in May when the opportunity arose to for us to hire her as our full-time Vice President of Manufacturing Engineering. To further support our diversity goals, we have engaged a global executive search firm to identify additional diverse candidates. As of the date of the filing of this proxy statement, we have identified a good number of priority candidates whom our board of directors have initiated or are intending to initiate interviews with, with the intention of appointing up to three new directors with diverse backgrounds in the near future.
In addition to the process described above, our nominating and corporate governance committee also nominates two individuals designated by VGA as required under the provisions of the letter agreement described under “Letter Agreements on Board of Directors and Committee Representation.” Messrs. Blome and Wiese are director nominees of VGA pursuant to such letter agreement.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. In determining whether to recommend a director for reelection, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board and our business and other qualifications and characteristics set forth in the charter of our nominating and corporate governance committee.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation (“Certificate of Incorporation”) and Bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our Bylaws, stockholders may also directly nominate persons for election to our board of directors at the annual meeting of stockholders. Any nomination must comply with the requirements set forth in Bylaws, as amended from time to time and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2022 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2022 Annual Meeting.”
Communications with the Board of Directors
Pursuant to our Policies and Procedures for Stockholder Communications to Independent Directors, stockholders and other interested parties wishing to communicate directly with our independent or non-management directors, may do so by writing and sending the correspondence to our Chief Legal Officer by mail to our principal executive offices at QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110. Our Chief Legal Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Legal Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Our board of directors has adopted corporate governance guidelines. Our corporate governance guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The full text of our corporate governance guidelines and Code of Conduct are available on our website at https://ir.quantumscape.com/governance/governance-documents. The nominating and corporate governance committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Director Compensation
Prior to 2021, neither we nor Legacy QuantumScape had any formal arrangements under which outside directors received compensation for their service on the board of directors or its committees. Our policy was to reimburse outside directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board of directors and committee meetings or performing other services in their capacities as outside directors, and occasionally grant stock options to our outside directors upon their respective appointments as directors.
In March 2021, our board of directors adopted a new outside director compensation policy (the “Director Compensation Policy”) for our outside directors that became effective retroactively to February 1, 2021. The Director Compensation Policy was developed with input from Compensia regarding practices and compensation levels at comparable companies. The Director Compensation Policy is designed to attract, retain, and reward outside directors.
Under the Director Compensation Policy, each outside director (other than as noted below) is eligible to receive the cash and equity compensation for board services described below. We also will reimburse our outside directors for reasonable, customary, and documented travel expenses to meetings of our board of directors or its committees and other expenses. Messrs. Blome and Wiese have each waived their right to any compensation under the Director Compensation Policy, and Prof. Prinz is not considered an outside director for the purposes of the Director Compensation Policy.
Maximum Annual Compensation Limit
The Director Compensation Policy includes a maximum annual limit of $750,000 of cash compensation and equity compensation awards that may be paid, issued, or granted to an outside director in any fiscal year (increased to $1,000,000 in the outside director’s initial year of service as an outside director). For purposes of this limitation, the grant date fair value is determined in accordance with generally accepted accounting principles (“GAAP”). Any cash compensation or equity awards granted under our 2020 Equity Incentive Plan to an outside director for his or her services as an employee, or for his or her services as a consultant (other than as an outside director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our outside directors.
Cash Compensation
Outside directors are entitled to receive the following cash compensation for their service under the Director Compensation Policy:
•	$80,000 per year for service as a board member;
•	$22,000 per year for service as lead independent director of the board;
•	$25,000 per year for service as chair of the audit committee;
•	$12,500 per year for service as member of the audit committee;
•	$18,000 per year for service as chair of the compensation committee;
•	$9,000 per year for service as member of the compensation committee;
•	$13,000 per year for service as chair of the nominating and corporate governance committee; and
•	$6,500 per year for service as member of the nominating and corporate governance committee.
Each outside director who serves as the chair of a committee will receive only the annual cash fee as the chair of the committee, and not the additional annual cash fee as a member of the committee. All cash payments to outside directors (other than as noted above) are paid quarterly in arrears on a pro-rated basis.
Equity Compensation
Initial Awards
Each person who first becomes an outside director following the effective date of the Director Compensation Policy will automatically receive an initial award of RSUs (the “Initial Award”). The Initial Award will cover a number of shares of our Class A Common Stock equal to $320,000 divided by the twenty (20) trading day volume weighted average stock price for the twenty (20) trading days prior to the applicable grant date. The Initial Award will vest in equal monthly installments as to 1/12th quarterly over three years on our quarterly vesting dates, which are February 15, May 15, August 15 and November 15, beginning with the first quarterly vesting date to occur more than 3 months after such individual first becomes a non-employee director, subject to the non-employee director continuing to be a service provider through the applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.
Annual Award
Each outside director (other than as noted above) will automatically receive, on the date of each annual meeting of our stockholders following the effective date of the Director Compensation Policy, an annual award of RSUs (an “Annual Award”) covering a number of shares of our Class A Common Stock equal to $160,000 divided by the twenty (20) trading day volume weighted average stock price for the twenty (20) trading days prior to the applicable grant date. The Annual Award will vest on the first quarterly vesting date to occur following the one-year anniversary of the date the Annual Award was granted.
Any person who first becomes an outside director following the effective date of the Director Compensation Policy and on any date other than the date of an annual meeting of our stockholders will automatically receive the Annual Award, with such Annual Award prorated to reflect a partial year of service.
In the event of a “change in control” (as defined in our 2020 Equity Incentive Plan), each outside director’s outstanding Initial Awards and Annual Awards will fully vest, provided that the outside director continues to be an outside director through the date of the change in control.
Director Compensation for Fiscal 2020
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our outside directors for their service on our board of directors, for the fiscal year ended December 31, 2020. Directors who are also our employees receive no additional compensation for their service as directors. During 2020, Mr. Singh was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Singh’s compensation.
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Frank Blome	—	—	—	—
Brad Buss	—	4,540,863	—	4,540,863
John Doerr	—	—	—	—
Vinod Khosla(3)	—	—	—	—
Thomas LaSorda(4)	—	—	—	—
Prof. Dr. Jürgen Leohold	60,283	—	—	60,283
Justin Mirro	—	—	—	—
Anders Pettersson(4)	—	—	—	—
Prof. Fritz Prinz	202,788	—	—	202,788
Mitchell Quain(4)	—	—	—	—
Donald Runkle(4)	—	—	—	—
Dipender Saluja	—	—	—	—
Matthew Simoncini(4)	—	—	—	—
J.B. Straubel	—	—	—	—
(1)	Jens Wiese joined our board of directors after December 31, 2020 and thus is intentionally omitted from this table.
(2)
The option awards were originally granted under Legacy QuantumScape’s 2010 Equity Incentive Plan and have since been assumed by us in connection with the Business Combination. The amounts in this column represent the aggregate grant-date fair value of awards granted to each member of the board of directors, computed in accordance with the FASB’s ASC Topic 718. See Note 8 to the audited consolidated financial statements included elsewhere in this proxy statement for a discussion of the assumptions made by us in determining the grant-date fair value of our equity awards.

(3)	Vinod Khosla was a director of Legacy QuantumScape and resigned from the board of directors of Legacy QuantumScape in November 2020.
(4)
Thomas LaSorda, Anders Pettersson, Mitchell Quain, Donald Runkle and Matthew Simoncini were directors of Kensington and resigned from our board of directors in connection with the Business Combination in November 2020.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2020:
Name	Aggregate Number of Shares Underlying Outstanding Options(2)
Frank Blome	—
Brad Buss	1,407,612
John Doerr	—
Vinod Khosla	—
Thomas LaSorda(1)	—
Prof. Dr. Jürgen Leohold	804,350
Justin Mirro	—
Anders Pettersson(1)	—
Prof. Fritz Prinz	—
Mitchell Quain(1)	—
Donald Runkle(1)	—
Dipender Saluja	—
Matthew Simoncini(1)	—
J.B. Straubel	1,005,437
(1)
Thomas LaSorda, Anders Pettersson, Mitchell Quain, Donald Runkle and Matthew Simoncini were directors of Kensington and resigned from our board of directors in connection with the Business Combination in November 2020.

(2)
The option awards represented in this column were originally granted under Legacy QuantumScape’s 2010 Equity Incentive Plan and have since been assumed by us in connection with the Business Combination.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our board of directors currently consists of ten (10) directors. At the annual meeting, ten (10) directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jagdeep Singh, Frank Blome, Brad Buss, John Doerr, Prof. Dr. Jürgen Leohold, Justin Mirro, Prof. Fritz Prinz, Dipender Saluja, J.B. Straubel and Jens Wiese as nominees for election as directors at the annual meeting. If elected, each of Mr. Singh, Mr. Blome, Mr. Buss, Mr. Doerr, Prof. Dr. Leohold, Mr. Mirro, Prof. Prinz, Mr. Saluja, Mr. Straubel and Mr. Wiese will serve as a director until the 2022 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see “Board of Directors and Corporate Governance.”
Mr. Singh, Mr. Blome, Mr. Buss, Mr. Doerr, Prof. Dr. Leohold, Mr. Mirro, Prof. Prinz, Mr. Saluja, Mr. Straubel and Mr. Wiese have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. A plurality means that the ten nominees receiving the highest number of affirmative FOR votes at the annual meeting will be elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2021. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
As previously reported on our Current Report on Form 8-K, dated December 15, 2020, upon the approval of the audit committee of our board of directors, Marcum LLP was dismissed as our independent registered public accounting firm, and Ernst & Young LLP was engaged as our independent registered public accounting firm effective December 9, 2020. Marcum LLP served as our independent registered public accounting firm since April 17, 2020, our inception as Kensington, whereas Ernst & Young LLP served as the independent registered public accounting firm for us, since 2012, prior to the consummation of the Business Combination. The audit committee decided to engage Ernst & Young LLP because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.
Marcum LLP’s report on Kensington’s financial statements for the period from April 17, 2020 (inception) until December 9, 2020, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Marcum LLP expressed a going concern as to as to Kensington’s ability to continue. During the period of Marcum LLP’s engagement by Kensington, there were no disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum LLP’s engagement and subsequent interim period preceding Marcum LLP’s dismissal.
During the period from April 17, 2020 (Kensington’s inception) until Marcum LLP’s dismissal, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal year ended December 31, 2020 (with dollar amounts below noted in thousands).
2020
Audit Fees(1)	$2,559
Audit-Related Fees(2)	17
Tax Fees(3)	23
Total Fees	$2,599
(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our combination with Kensington.

(2)	“Audit-Related Fees” consists of fees for services for an information security assessment.
(3)	“Tax Fees” consists of fees for tax compliance services, including assistance with the preparation of income tax returns and general tax planning and consulting.
Auditor Independence
In 2020, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the consummation of the Business Combination, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the accounting firm’s independence. Since the adoption of this policy, all services provided by Ernst & Young LLP for our fiscal year ended December 31, 2020 have been pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3
APPROVAL OF THE EXTRAORDINARY PERFORMANCE AWARD PROGRAM
At the annual meeting, stockholders will be asked to approve the Extraordinary Performance Award Program (the “EPA Program” or the “Extraordinary Performance Award Program”), which was originally approved and recommended by our compensation committee on August 30, 2021, and approved by our board of directors on September 7, 2021 (the “Board Approval Date”), and subsequently amended by our board of directors on October 21, 2021. The awards under the EPA Program will be granted under our 2020 Equity Incentive Plan and an agreement thereunder, a form of which is attached to this proxy statement as Appendix 1 (the “EPA Agreement”). The EPA Program will only become effective if approved by stockholders as described below.
Overview of EPA Program
The world’s carbon crisis requires major and rapid reductions in carbon emissions. QuantumScape was founded with the ambitious mission to revolutionize energy storage to accelerate the transition away from fossil fuels and to become one of the world’s premier battery suppliers.
Our compensation committee recognizes that achieving our mission requires that our leadership and key contributors remain dedicated to the Company throughout the decade and that the organization be inspired to “think big” about achieving large scale deployment of the technology as rapidly as possible. Accordingly, our compensation committee has formulated a performance-based equity incentive program that is intended to provide exceptional rewards to participants if the Company creates extraordinary value for stockholders and achieves ambitious long-term financial and operational objectives leading to large scale deployment of the Company’s battery technology.
As discussed in more detail below, the EPA Program developed by our compensation committee, in consultation with the compensation committee’s independent compensation advisor and outside counsel, provides stock option grants to the Company’s Chief Executive Officer (“CEO”), Jagdeep Singh, and other members of the Company’s management team that vest over five equal tranches (each a “Tranche”) if the Company meets certain stock price targets and business milestones. Each of the five Tranches vest only if the Company first achieves one of the business milestones listed below, and then achieves the applicable stock price target listed below, within 10 years of the initial grants. In order to vest in any Tranche, Participants generally must continue to provide service through the date of vesting in the same position, or a similar or higher role, as when the EPAs are granted.
The stock price targets are $60, $120, $180, $240 and $300. Relative to the Company’s closing stock price on the Board Approval Date, these prices represent price increases of 141%, 382%, 623%, 863%, and 1,104%, respectively, as compared to our closing stock price of $24.91 on October 21, 2021.
Size and Allocation of EPA Program
The EPA Program would consist of 16,798,266 shares of Class A Common Stock (the “EPA Pool”), representing an award pool equal to 4% of the total number of shares of Class A common stock and Class B common stock outstanding as of the Board Approval Date. The shares in the EPA Pool will be used for the grant of performance-based non-qualified stock options (the “EPAs”) to our CEO, and at least 14 other key service providers, including other executive officers and individuals who are key contributors to the Company’s research and development efforts, manufacturing, and business operations.
Mr. Singh will receive up to 8,399,133 shares, which is equal to approximately 50% of the EPA Pool. Our other key service providers receiving EPAs will receive up to an aggregate of 8,399,133 shares, which is equal to approximately 50% of the EPA Pool.

Vesting of Equity Awards
Business Milestones
The compensation committee selected the following eleven business milestones.
Business Milestones(1)
•	Delivery of an A-sample battery cell that meets specifications agreed upon with an automaker
•	The validation by an auto maker of a completed B-sample battery cell (a B-sample battery cell is a functional, complete battery cell prototype produced from our pre-pilot or sample production line)
•	Delivery of at least 1-gigawatt hour (GWh) of battery cells to a single customer
•	Delivery of at least 3-gigawatt hour (GWh) of battery cells to each of three or more customers, with at least one of such customer being an auto maker
•	$5 billion in GAAP revenue over a period of trailing four quarters
•	$10 billion in GAAP revenue over a period of trailing four quarters
•	Total cumulative battery cell production of 500 GWh
•	Total cumulative battery cell production of 1,000 GWh
•	Adjusted EBITDA margin of 25% over four consecutive quarters
•	10% of worldwide market share in automotive battery cells (excluding China)
•	20% of worldwide market share in automotive battery cells (excluding China)
(1)
To permit flexibility in how the business develops, the production and market share targets include cells manufactured by the Company and its subsidiaries, joint ventures and licensees, and by cell makers who incorporate separators manufactured by or under license from the Company.

How Tranches Vest
The EPA Program incorporates these separate Business Milestones and Stock Price Targets into a performance-based equity incentive program. It is designed as a nonqualified stock option program granted over Class A common stock (such stock options “EPAs”) that rewards extraordinary performance against our Business Milestones and Stock Price Targets with extraordinary rewards over five Tranches, each covering 20% of the shares subject to the EPA, as follows:
Tranche	Business Milestone Requirement	Stock Price Target
1	Achievement of 1 Business Milestone	$60
2	Achievement of 2 Business Milestones (inclusive of the Business Milestone applicable to Tranche 1)	$120
3	Achievement of 3 Business Milestones (inclusive of the Business Milestones applicable to Tranche 2)	$180
4	Achievement of 4 Business Milestones (inclusive of the Business Milestones applicable to Tranche 3)	$240
5	Achievement of 5 Business Milestones (inclusive of the Business Milestones applicable to Tranche 4)	$300
In particular, the EPA Program design ensures that actual business accomplishments are driving sustained stock price performance, rather than market conditions or short-term stock exuberance. Except in the case of a change in control of QuantumScape, the stock price for the purposes of assessing the Stock Price Target will be the 120-day trailing average closing price (based on trading days), but a Stock Price Target will not be achieved unless the trailing average closing price of the last 30 trading days of such 120-trading day period also meets or exceeds the applicable Stock Price Target. For a Stock Price Target for any given Tranche to be achieved, the last day of the 120-day measurement period must occur on or after the date that the requisite number of Business Milestones have been achieved for such Tranche. We believe that an equity incentive program with these design features is suitable for QuantumScape because it both motivates our leadership and key contributors to achieve extraordinary performance within a 10-year period and requires the creation of significant and sustainable value for our stockholders.

Service-Based Position Requirement
Additionally, our compensation committee designed the EPA program to ensure continued services of our leadership and key contributors at the highest levels by generally requiring a participant’s continued service in the same position, or similar or higher role as when the EPAs are granted in order to vest in any Tranche.
Eligibility for Additional Equity Awards
Participants would be potentially eligible to receive additional equity awards consistent with standard practice, but we currently expect that any such awards would cover fewer number of shares than our ordinary course refresh grants. The current expectation of the compensation committee and the board of directors is that Mr. Singh would not receive additional annual equity awards for at least 7 years, but the compensation committee and the board of directors would have the flexibility to approve additional equity awards if circumstances warranted.
Term of EPA Program
EPAs will have a term of 10 years following the date of grant of the initial EPAs (which will be the date that the votes from our annual meeting are certified by our inspector of elections (the “Program Commencement Date”)), and no Tranche of an EPA will be eligible to vest after the 10th anniversary of the Program Commencement Date.
Additional Details Regarding the Extraordinary Performance Award Program
The following description is only a summary of additional terms of the EPA Program. It does not purport to summarize all of the terms of, and is qualified in its entirety by, the full text of the EPA Agreement, which is attached to this proxy statement as Appendix 1.
Terms	Detail
Allocation of EPAs
The Company’s CEO and 14 other members of the Company’s management team have been identified as initial recipients of EPAs. Approximately 12.5% of the EPA Pool has not been allocated at this time. The Company may grant additional EPAs, subject to the overall EPA Pool limitation described below, on the same terms and conditions as the initial EPAs (without any adjustment to the term of the EPAs, including with respect to 10-year achievement deadline from the Program Commencement Date).

Date of Grant; Exercise Price
If approved by stockholders, EPAs initially allocated under the program will be granted on the Program Commencement Date and EPAs subsequently allocated under the program will be granted on the date such grants are approved by our board of directors (each such date, the “Date of Grant”). The exercise price of each EPA will be the closing sales price of our Class A common stock on the applicable Date of Grant.

Vesting of EPAs
In order for EPAs subject to a Tranche to vest (such vested EPAs, “Vested EPAs”), the Company must first achieve the Business Milestone requirement, and then achieve the Stock Price Target applicable to that Tranche, and also satisfy the Position Requirement (as defined below).

Business Milestones

The Business Milestones are described in more detail in Appendix 1.

Once a Business Milestone has been achieved, that Business Milestone will be considered achieved, even if later the Company does not maintain performance at that level. For example, if the Company achieves $5 billion in GAAP revenue over a period of trailing four quarters, that Business Milestone will be deemed to be

Terms	Detail
satisfied for use with respect to an applicable Tranche, subject to achievement of an applicable Stock Price Target, even if that GAAP revenue is not maintained in the future.

Stock Price Targets

To meet the Stock Price Targets, the stock price must be sustained and not merely momentarily achieved. Except in the case of a change in control of QuantumScape, QuantumScape’s stock price for the purposes of assessing the Stock Price Target will be the 120-day trailing average closing price (based on trading days), but a Stock Price Target will not be achieved unless the trailing average closing price of the last 30 trading days of such 120-trading day period also meets or exceeds the applicable Stock Price Target. For a Stock Price Target for any given Tranche to be achieved, the last day of the 120-day measurement period must occur on or after the date that the requisite number of Business Milestones have been achieved for such Tranche.

Position Requirement

Except as described below, a Tranche of an EPA will not vest unless the participant continues to contribute to QuantumScape at the highest levels at the time the vesting conditions are satisfied (the “Position Requirement”):

	•	In the case of Mr. Singh, eligibility for EPAs to vest is contingent upon being:
		○	CEO;
		○	Another C-level role; or
		○	Executive Chairman.
	•	In the case of our other key service providers, eligibility for EPAs to vest is generally contingent upon being:
		○	The same role as the time of grant; or
		○	A similar or higher-level role.

A Tranche remains eligible to vest if a participant is on Company-approved leave at the time the applicable vesting requirements are satisfied, except as otherwise determined by the compensation committee in its sole discretion, provided that the participant otherwise satisfies the Position Requirement. If a participant is involuntarily demoted, other than for failure to adequately perform his or her duties or for a material breach of the Company’s policies or agreement with the Company, to a position that results in Participant being unable to satisfy the Position Requirement, only continued service to QuantumScape at any level will be required.

The determination of whether and when a Tranche has become a Vested Tranche will be made in the sole discretion of the compensation committee.

Termination and Change in Control Provisions
Except as described below, EPAs will not vest upon termination of employment for any reason. If we terminate a recipient’s employment or the participant terminates his or her employment for any reason, any portion of an EPA that has not, at the time of such termination of employment, been determined by the compensation committee to be a Vested EPA, will terminate immediately.

Terms	Detail

There is no automatic vesting of any part of an EPA upon a change in control of QuantumScape. This treatment will supersede any conflicting treatment pursuant to any other agreement between the Company and a participant.

In a change in control situation, the Business Milestone requirement will not be applicable and QuantumScape’s stock price for the purposes of the Stock Price Targets will be the price per share paid in such change in control. In the event that QuantumScape’s stock price by this measure falls between two Stock Price Targets, linear interpolation between the two applicable Stock Price Targets will be used to determine an additional portion of the EPAs that will become Vested EPAs. Any portion of an EPA that is not a Vested EPA upon a change in control will terminate.

Exercise Methods / Requirements	Exercise Methods:

	•	Cashless: sufficient shares to cover exercise prices and tax withholding obligations with respect to the exercise of an EPA are simultaneously sold upon exercise of options; and
	•	Cash: exercise price and tax withholding obligations with respect to the exercise of an EPA are paid in cash upon exercise of EPAs.

Clawback
Benefits of the EPA Program will be subject to a clawback in the event of fraud, intentional misconduct, and actions leading to material reputational harm to QuantumScape, at the sole determination of the board of directors or the compensation committee.

Repricing; Revisions of Terms
A repricing of the EPAs will not be permitted without stockholder approval, except in the case of certain adjustments to the Company’s shares as permitted under Section 14(a) of our 2020 Equity Incentive Plan, for example adjustments to the Stock Price Targets and number of shares subject to the EPA in the case of a stock split. The Company will not modify the material terms of an EPA (including modifications related to vesting in an EPA) without stockholder approval, except that (1) the number of shares subject to Mr. Singh’s EPAs with respect to unvested Tranches may be reduced in the sole discretion of the board of directors or compensation committee in the event of a change in Mr. Singh’s role with the Company, and (2) this prohibition shall not affect the authority of the board of directors or compensation committee to make determinations and technical amendments deemed necessary or advisable for administering the EPA Program, including but not limited to adjustments to the exercise price and to the Stock Price Targets in the case of a stock split or other events described in Section 14(a) of the 2020 Equity Incentive Plan.

Effect on Plan Share Reserve
As of October 21, 2021, approximately 39,670,711 shares were available to be issued under our 2020 Equity Incentive Plan. If EPAs covering all 16,798,266 shares contemplated under the EPA Program are granted, approximately 22,872,445 shares will remain available to be issued under our 2020 Equity Incentive Plan.

Supporting Statement of the Board of Directors
We are asking stockholders to vote their shares “FOR” the proposed EPA Program.
As part of the EPA Program design process, the compensation committee and the board of directors sought to balance a variety of important objectives, including:
•	Aligning our key service providers’ interests with those of QuantumScape and its other stockholders;
•	Motivating our key service providers to deliver sustainable and significant stockholder value through the achievement of ambitious performance milestones;
•
Ensuring that the EPA Program is linked to performance and will not vest (and therefore not be of any value to recipient) unless all of QuantumScape’s stockholders benefit from significant value creation;

•	Incentivizing Mr. Singh and our other key service providers to continue to contribute to QuantumScape over the long-term.
The compensation committee recognized, and the board of directors agrees, that to retain the world-class team that the Company had assembled, it must continue to provide attractive near-term compensation and equity grants. However, to provide additional focus on the company’s long-term stockholder and business objectives, it believes the addition of the EPA Program is in the best interest of the stockholders. With those objectives in mind, the EPA Program was designed as a program for extraordinary performance that only pays out for each Tranche if there has been achievement of both significant operational goals and significant value created for stockholders.
We approved the EPA Program because it represents pay-for-performance, requires a long-term commitment by the CEO and other selected key service providers, aligns the compensation of our CEO and other selected key service providers with value creation for all stakeholders, including employees, customers and stockholders, and provides substantial challenges required to motivate high-ranking executives to produce maximum growth.
We recommend that stockholders approve the EPA Program for the following reasons:
1.	Creation of Significant Stockholder Value
We believe in rewarding selected key service providers in a fair way that provides compensation to them if, and only if, all other stockholders realize significant value.
Benefits from the EPA Program will be dependent on QuantumScape’s achievement of ambitious and sustained stock price increases, which, at minimum, require QuantumScape’s current stock price more than double, and achievement of at least one ambitious Business Milestone. The significant increases in the Company’s valuation and operational and stock performance metrics required for participants in the EPA Program to receive value thereunder incent Mr. Singh and our other key service providers to create significant value for the stockholders.
Tranche	Stock Price Target	Percent Increase in Stock Price(1)
0	$24.91(1)	—
1	$60	141%
2	$120	382%
3	$180	623%
4	$240	863%
5	$300	1,104%
(1)	Assumes an initial stock price of $24.91 (the closing price on October 21, 2021).
As each of the five tranches of the EPA Program are satisfied, all QuantumScape stockholders will benefit, with the value of QuantumScape’s equity growing by billions of dollars per Stock Price Target. Moreover, QuantumScape’s stockholders will realize the real-time benefit of any sustained increases to its stock price that result even if the Business Milestones required by the EPA Program are not achieved.
2.	Alignment of Interests of the Company, Management and Stockholders
Because participants will be rewarded only if our stockholders realize significant value, we believe this award is a “pay-for-performance” compensation program that directly aligns our selected key service providers’ interests with the interests of stockholders and QuantumScape. Importantly, the equity-based structure of the EPA Program would strengthen Mr. Singh’s and other key service providers’ incentives and further align their interests with the long-term interests with those of QuantumScape and its other stockholders. Additionally, we believe that the expectation that Mr. Singh will not receive additional equity incentives other than in connection with the EPA Program for the next seven years, unless otherwise determined the board of directors or compensation committee, will further reinforce his drive to achieve our ambitious long-term business objectives while also generating sustained significant increases to stockholder value established under the EPA Program.
3.	Spurring the Achievement of QuantumScape’s Current and Future Strategic and Financial Objectives
We believe that the EPA Program will serve as a catalyst for the achievement of QuantumScape’s strategic and financial objectives, which include increasing production, revenue, customer acquisition and market share, which in turn better positions QuantumScape to fulfill its mission of revolutionizing energy storage to enable a sustainable future.
We believe that the presence of a challenging and rewarding performance award is instrumental in motivating Mr. Singh to lead, and our other selected key service providers to contribute to, QuantumScape’s achievement of the ambitious Business Milestones described above. Accordingly, the EPA Program is designed to incentivize and motivate Mr. Singh and our other selected key service providers with the level of challenge that encourage ambition and excellence.
4.	Ensuring Continued Leadership and Services
We believe that having the continuing active and engaged services of Mr. Singh and our other selected key service providers as required to vest in EPAs is important to the continued growth and long-term interests of QuantumScape. The EPA Program is intended to encourage Mr. Singh’s continued leadership of QuantumScape (either as its CEO, other C-level position, or executive chairman) and our other key service providers’ continued contributions to QuantumScape (in a C-level or similar position) over the long-term by providing them with valuable equity incentives upon achievement of significant stockholder value growth and long-term significant operational and performance milestones.
While we recognize that QuantumScape has many valuable employees who have been a critical part of QuantumScape’s success, we believe that Mr. Singh’s leadership as its founder and in guiding the Company through a number of recent financial and operational accomplishments, and our selected key service providers’ contributions to those accomplishments, have been instrumental in the Company’s development. These accomplishments include:
•	Attracting top talent to fill positions throughout the company, growing from about 180 employees at the start of 2020 to over 470 employees as of September 30, 2021;
•	Completing seven rounds of venture capital financings with leading investment firms, leading ultimately to our public listing on the NYSE through the Business Combination;
•	Securing commercial agreements with Volkswagen (including a joint venture agreement) and other partners;
•	Meeting auto-relevant specs for single layer and 4-layer cells prototype performance; and
•	Securing 131 worldwide patents and 115 worldwide patent applications since the Company’s inception as of September 30, 2021.
In light of these significant developments for QuantumScape under Mr. Singh’s leadership, with the contributions of our other key service providers, and considering the potential for the Company’s continued growth, we believe that it is critical to keep each of Mr. Singh and our other selected key service providers incentivized to continue his or her efforts and, in the case of Mr. Singh, to lead QuantumScape during this critical point in its history, and to ensure that Mr. Singh remains motivated to achieve his visionary goal of QuantumScape’s technology enabling and accelerating mass market adoption of electric vehicles.
We believe that the requirement that Mr. Singh generally must remain as QuantumScape’s CEO, or in another C-level position, or serve as executive chairman, in order to vest in EPAs ensures that he will continue to lead the management of QuantumScape over the long-term. While we note that this requirement provides the flexibility to bring in another CEO at some point in the future, with Mr. Singh serving as executive chairman or some other position, there is no current intention for this to happen.
Deliberations by the Compensation Committee
Prior to approving the EPA Program, our compensation committee, with input from its independent compensation advisor, Compensia, and outside counsel, extensively discussed a performance-based equity incentive program for Mr. Singh and other key service providers. These discussions included over fifteen meetings over a six-month period in 2021 during which the board of directors and compensation committee considered the long-term targets for the Company and the appropriate equity allocation for the Company’s CEO and members of the management team. Members of management were not present at these meetings, except for limited occasional interviews with Mr. Singh as needed.
As part of these discussions, the compensation committee and board of directors considered long-term equity programs that had been proposed by other publicly-traded companies, and considered whether to implement a performance-based equity incentive program at all, or to maintain solely a conventional program of annual service-based equity grants.
As part of the design of the EPA Program, the board of directors and compensation committee also considered:
•	the deliberation process by the board of directors and compensation committee in light of best practices in corporate governance, including but not limited to:
○	the engagement of independent compensation consultants to advise on the structuring of the program;
○	the consideration of similar long-term compensation proposals adopted by other public companies;
○	exclusion of members of management from most of these board of directors and compensation committee meetings; and
○	whether or not to subject the adoption of the program to the vote and approval of the stockholders, and if so, what the requisite stockholder vote should be;
•	balancing a variety of important objectives, including:
○	aligning our key service providers’ interests with those of QuantumScape and its other stockholders;
○	incentivizing Mr. Singh to continue to lead QuantumScape over the long-term;
○	incentivizing our other key service providers to continue to contribute to QuantumScape over the long-term;
○	motivating our key service providers to help QuantumScape achieve the Stock Price Targets and performance milestones, which would generate significant stockholder value; and
○
ensuring that the EPA Program is linked to performance and will not vest (and therefore not be of any value to recipient) unless all of QuantumScape’s stockholders benefit from significant value creation;

•	the total equity to allocate to the EPA Program and the appropriate allocation of this long-term equity grant between the CEO and other share recipients under the EPA Program;
•	the potential value that could be realized by recipients of EPAs compared to that of other stockholders as the EPA Tranches vest;
•	the mix of medium-term and long-term Stock Price Targets and Business Milestones;
•	the scope and nature of the Business Milestones that, if fully achieved, would enable the Company to fulfill its stated mission of revolutionizing energy storage to enable a sustainable future;
•	the levels of Stock Price Targets that, if achieved, would result at each level in significant increases of value to the Company’s stockholders;

•	the methodology in determining how a Stock Price Target is achieved, including how long a period a stock price must be sustained;
•
service-based position requirements in addition to the performance-based conditions for each tranche so that all EPA Program recipients must remain employed with the Company at the time of achievement of the performance-based conditions; and

•	whether the performance-based equity incentive program should be the only or primary source of equity incentives for Mr. Singh and our other key service providers.
Prior to our board of directors’ approval of the EPA Program, the board of directors consulted several stockholders who expressed support for a program that rewarded management in this manner for achieving extraordinary results and the anticipated sharing ratio of potential value created for participants under the program compared to other holders. Subsequent to the Board Approval Date and our September 9, 2021 report on Form 8-K regarding the EPA Program, the compensation committee and our board of directors reconsidered certain aspects of the EPA Program, and amended the EPA Program as reflected here.
Potential Value that Could be Realized under the EPA Program
The table below depicts the maximum theoretical value, both in dollar value and as a percentage of total value created, that could be realized by Mr. Singh, other selected key service providers, and QuantumScape stockholders over various Tranches. The table assumes that Mr. Singh and other selected key service providers do not exercise any of the stock options in the Extraordinary Performance Award Program until the very end of the 10-year term, which results in a significantly larger value being attributed to Mr. Singh and other selected key service providers than would be the case if they were to exercise the EPA Program as each tranche vests. Importantly, this table does not take into account any dilution as a result of potential exercises of stock options or vesting of restricted stock units from our existing employee equity pool or potential issuances from our employee stock purchase plan, or any other future dilutive events over the next ten years even though such events will likely occur as part of (i) regular and special compensation awards to QuantumScape employees, (ii) capital-raising activities, or (iii) mergers or acquisitions. Accordingly, this table should only be used for illustrative purposes, recognizing that future dilutive events or earlier exercises would significantly decrease the ultimate value that Mr. Singh and other selected key service providers would realize from the EPA Program over the various Tranches as a percentage of total value created.
			Grant of Total Pool
Total Tranches Vested	Stock Price Target	Value Realized by CEO ($ in millions)(1)	Value Realized by other EPA recipients ($ in millions)(1)	Stockholder Value Realized ($ in millions)	% of Value Realized by CEO and Other Recipients via Awards	% of Value Realized by Other Stockholders
0 Tranches	$24.91	—	—	—	—	—
1 Tranche	$60	58.9	58.9	14,823.7	0.79%	99.21%
2 Tranches	$120	319.5	319.5	40,170.5	1.57%	98.43%
3 Tranches	$180	781.6	781.6	65,517.3	2.33%	97.67%
4 Tranches	$240	1,445.3	1,445.3	90,864.1	3.08%	96.92%
5 Tranches	$300	2,310.5	2,310.5	116,210.9	3.82%	96.18%
(1)
Values are calculated assuming the date of grant of EPAs of October 21, 2021, and assume a grant price equal to the then closing stock price of $24.91 per share and then total shares outstanding of 422,446,963. The assumed future dilution is detailed below under the heading “Potential Ownership of Securities by CEO as a Result of the Extraordinary Performance Award Program”.

Potential Ownership of Securities by CEO as a Result of the EPA Program
As of October 21, 2021, Mr. Singh beneficially owned 32,085,861 shares of QuantumScape common stock, comprised of (i) 1,820,644 shares held directly, (ii) 16,239,760 shares held in affiliated family trusts, (iii) 11,009,147 shares issuable pursuant to all vested and unvested stock options, and (iv) shares issuable pursuant to the vesting of 3,016,310 restricted stock units.
For illustration purposes only, if (i) all 8,399,133 shares of common stock subject to the EPAs he is awarded were to become fully vested, outstanding and held by Mr. Singh; (ii) all shares of common stock subject to the other options and restricted stock units held by Mr. Singh as of October 21, 2021 were outstanding, (iii) estimated dilution as a result of potential exercises of stock options and vesting of restricted stock units from the existing employee equity pool that are outstanding as of October 21, 2021 were to be considered (but, for the avoidance of doubt, excluding any shares reserved and not yet issued under QuantumScape’s 2020 Employee Stock Purchase Plan); and (iv) there were no other dilutive events of any kind, Mr. Singh would beneficially own 8.2% of the outstanding shares of QuantumScape common stock, calculated as follows:
Letter Code	Shares	Number of Shares
A =	Shares (including shares subject to outstanding vested and unvested stock options and restricted stock units) beneficially held by CEO and affiliated family trusts as of October 21, 2021	32,085,861
B =	Shares outstanding as of October 21, 2021	422,446,963
C =	Shares subject to all outstanding vested and unvested stock options and restricted stock units as of October 21, 2021	54,349,365
D =	Shares subject to EPA to be granted to CEO	8,399,133
E =	Shares subject to EPAs to be granted to other recipients	8,399,133
F =	Estimated shares to be outstanding (B+C+D+E)	493,594,594
CEO Estimated Beneficial Ownership Percentage ((A+D)/F)		8.2%
However, except as indicated above, this calculation does not account for any future dilutive events, such as the issuance of additional shares as equity compensation to employees or pursuant to the our 2020 Employee Stock Purchase Plan, as consideration for mergers and acquisitions, or for capital-raising activities, all of which would have the effect of diluting Mr. Singh’s ownership of QuantumScape common stock, nor does it account for any sales of QuantumScape common stock that Mr. Singh will likely have to make in order to pay required taxes upon the exercise of stock options or vesting of restricted stock units. Therefore, it is not possible to provide the exact percentage of Mr. Singh’s future total ownership of QuantumScape common stock upon the vesting of one or more Tranches of the EPA Program. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we believe that Mr. Singh’s future potential ownership of QuantumScape common stock will be less than 8.2% if the EPAs were to become fully vested.
Accounting and Tax Considerations
Accounting Consequences. We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the EPA Program prior to close of trading on the Program Commencement Date for the EPAs initially allocated and the date of approval by our board of directors for the EPAs subsequently allocated, which will be the “grant date” for accounting purposes. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their consolidated statement of operations over the period that a participant is required to render service in exchange for the option or other award. Accordingly, the EPA Program would result in the recognition of material additional non-cash stock-based compensation expense over the requisite service period pursuant to ASC Topic 718.

At each of the applicable grant dates, a Monte Carlo simulation will be used to determine for each tranche (i) a fixed amount of expense for such tranche and (ii) the future time when the stock price target for such tranche was expected to be achieved, or its “expected stock price target milestones achievement time.” Separately, based on a subjective assessment of our future business performance, each quarter we determine whether it is probable that we will achieve each business milestone that has not previously been achieved or deemed probable of achievement and if so, the future time when we expect to achieve that business milestone, or its “expected business milestone achievement time.” When we first determine that a business milestone has become probable of being achieved, we allocate the entire expense for the related tranche over the number of quarters between the grant date and the then-applicable “expected vesting time.” The “expected vesting time” at any given time is generally the later of (i) the expected business milestone achievement time (if the related business milestone has not yet been achieved) and (ii) the expected stock price target milestone achievement time (if the related stock price target milestone has not yet been achieved). We immediately recognize a catch-up expense for all accumulated expense for the quarters from the grant date through the quarter in which the business milestone was first deemed probable of being achieved. Each quarter thereafter, we recognize the prorated portion of the then-remaining expense for the tranche based on the number of quarters between such quarter and the then-applicable expected vesting time, except that upon vesting of a tranche, all remaining expense for that tranche is immediately recognized.
As a result, we may experience significant fluctuation in the non-cash stock-based compensation recognized quarter over quarter. Although the maximum stock-based compensation expense that may be recognized over the remaining term of the EPA will be known at each of the applicable grant dates and the total amount is expected to be material to the financial statements in the aggregate, the actual expense recognized may range from zero to the maximum; the actual expense may be recognized over a period less than the remaining term of the EPA; and the amount recognized quarter over quarter is expected to be material and may significantly fluctuate.
The foregoing discussion is solely for illustrative purposes and, because the grant date of the EPA Program for accounting purposes will be the Program Commencement Date for the EPAs initially allocated and the date of approval by our board of directors for the EPAs subsequently allocated , the actual grant date fair value of the Extraordinary Performance Award Program and related stock-based compensation expense will not be determined until such dates and unless the EPA Program is approved by our stockholders.
Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the EPA Program under the Code, as in effect on the date of this proxy statement. The following summary assumes that Mr. Singh remains a U.S. taxpayer. The Internal Revenue Code of 1986, as amended, and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Singh will depend upon his future individual circumstances.
Tax Effects for Recipients. Recipients did not have taxable income from the grant of the EPAs nor will they have taxable income from stockholder approval of the Extraordinary Performance Award Program, if such approval occurs. If and when a recipient exercises any portion of an EPA, he or she will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of QuantumScape common stock purchased over the exercise price of the option. Any taxable income recognized in connection with the exercise of the EPA Program by a recipient will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares of common stock will be capital gain or loss.
Tax Effects for QuantumScape. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a nonstatutory stock option and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Singh and certain other selected key service providers will always be a covered employee for purposes of Section 162(m) of the Code. In any given year in which a covered employee exercises all or part of an EPA, we will be able to take a tax deduction of only $1,000,000 or less with respect to such covered employee, regardless of the amount of compensation recognized by a covered employee from the exercise of the EPA Program.

EPA Program Benefits
The following table sets forth the aggregate number of shares of QuantumScape common stock subject to options granted under the EPA Program to our named executive officers, to all of our current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers or current directors, as a group.
Name of Individual or Group and Position	Number of Shares Subject to Options
Jagdeep Singh, President and Chief Executive Officer	8,399,133
Kevin Hettrich, Chief Financial Officer	419,956
Michael McCarthy, Chief Legal Officer and Head of Corporate Development	419,956
All other current executive officers, as a group (3 persons)	2,519,739
All current directors who are not executive officers, as a group (1 person)	209,978
All employees who are not executive officers or current directors, as a group (8 persons)	2,729,715
Unallocated and reserved for future grants within one year of date of annual general meeting	2,099,789

Total number of shares reserved under EPA Program	16,798,266
Registration with the Securities and Exchange Commission
Shares under the Extraordinary Performance Award Program have already been registered on a Registration Statement on Form S-8 with the SEC.
Vote Required
Approval of the Extraordinary Performance Award Program requires the affirmative vote under two different voting standards:
(1)
the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting entitled to vote thereon (the “Bylaws Standard”), and

(2)
the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting by holders of shares of common stock that are not beneficially owned, directly or indirectly, by members of our management team (including Mr. Singh) who will receive Extraordinary Performance Awards if the proposal is approved (the “Disinterested Standard”).

Abstentions will be counted for the purposes of determining the presence or absence of a quorum. Further, abstentions will have the same effect as a vote AGAINST the proposal under the Bylaws Standard and the Disinterested Standard. Broker non-votes will have no effect on the outcome of this proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE EXTRAORDINARY PERFORMANCE AWARD PROGRAM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to QuantumScape’s financial reporting process, QuantumScape’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing QuantumScape’s consolidated financial statements. QuantumScape’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of QuantumScape’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare QuantumScape’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in QuantumScape’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Brad Buss (Chair)
Justin Mirro
Dipender Saluja
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by QuantumScape under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent QuantumScape specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of October 21, 2021.
Name	Age	Position(s)
Jagdeep Singh	54	President, Chief Executive Officer and Chairman
Dr. Timothy Holme	40	Chief Technology Officer
Dr. Mohit Singh	43	Chief Development Officer
Kevin Hettrich	39	Chief Financial Officer
Michael McCarthy	56	Chief Legal Officer and Head of Corporate Development
Celina Mikolajczak	51	Vice President of Manufacturing Engineering
For the biography of Jagdeep Singh, please see “Board of Directors and Corporate Governance — Nominees for Director.”
Dr. Timothy Holme has served as our Chief Technology Officer since November 2020. Dr. Holme co-founded Legacy QuantumScape and served as Legacy QuantumScape’s Chief Technology Officer from January 2011 to November 2020. Prior to joining Legacy QuantumScape, he was a Research Associate at Stanford University from June 2008 to January 2011. Dr. Holme holds a B.S. in Physics, a M.S. in Mechanical Engineering, and a Ph.D. in Mechanical Engineering from Stanford University.
Dr. Mohit Singh has served as our Chief Development Officer since November 2020. Dr. Singh served as Legacy QuantumScape’s Chief Development Officer from June 2015 to November 2020. Prior to this, Dr. Singh served as Legacy QuantumScape’s Vice President, Development from April 2014 to June 2015. From 2004 to 2007, Dr. Singh conducted post doctorate research in Chemical Engineering at the Lawrence Berkeley National Laboratory for the University of California, Berkeley. Dr. Singh holds a B. Tech in Chemical Engineering from the Indian Institute of Technology Bombay and a Ph.D. in Chemical and Biomolecular Engineering from Tulane University. Dr. Singh is not related to Jagdeep Singh, our chief executive officer.
Kevin Hettrich has served as our Chief Financial Officer since November 2020. Mr. Hettrich served as Legacy QuantumScape’s Chief Financial Officer and head of Business Operations from September 2018 to November 2020. Prior to this, Mr. Hettrich served as Legacy QuantumScape’s Vice President of Business Operations from March 2016 to March 2018, as Senior Director of Finance and Product Management from March 2014 to March 2016, as a Director of Product Management from March 2013 to March 2014, and as a Manager of Product Management from January 2012 to March 2013. Prior to joining Legacy QuantumScape, Mr. Hettrich served as a Private Equity Associate of Bain Capital, an investment firm, from September 2007 to July 2009. Mr. Hettrich also served as a Business Analyst at McKinsey & Company, a management consulting firm, from September 2004 to July 2007. Mr. Hettrich holds a B.A. in Economics from Pomona College, a M.B.A. from Stanford Graduate School of Business, and a M.S. in Environment and Resources from Stanford University.
Michael McCarthy has served as our Chief Legal Officer and Head of Corporate Development since November 2020. Mr. McCarthy has served as Legacy QuantumScape’s Chief Legal Officer since March 2013 and Head of Corporate Development since January 2018 and also currently serves on the board of QSV Operations LLC. Prior to joining Legacy QuantumScape, he was the Chief Administrative Officer at Infinera Corporation from April 2003 to March 2013. From September 1997 to April 2003, Mr. McCarthy served as Senior Vice President and General Counsel of Ciena Corporation, a network strategy and technology company. Mr. McCarthy currently serves as a member of the boards of several privately-held companies. Mr. McCarthy holds a B.A. in Mathematical Economics from Colgate University and a J.D. from Vanderbilt University Law School.
Celina Mikolajczak has served as our Vice President of Manufacturing Engineering since July 2021, and previously served on our board of directors from April 2021 to May 2021. From August 2020 to April 2021, she served as Vice President of Engineering and Battery Technology at Panasonic Energy of North America (“PENA”), a battery manufacturer, and as Vice President of Battery Technology from October 2019 to August 2020. Prior to her service at PENA, she served as Director of Engineering, Energy Storage Systems at Uber Technologies, Inc., a transportation technology company, from January 2018 to August 2019, as Senior Manager, Cell Quality and Materials Engineering at Tesla from April 2014 to January 2018, and as Manager, Cell Quality at Tesla from April 2012 to April 2014. Ms. Mikolajczak holds an M.A. in Mechanical and Aerospace Engineering from Princeton University, and a B.S. in Engineering and Applied Science from the California Institute of Technology.

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Processes and Procedures for Compensation Decisions
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our current compensation programs reflect our startup origins in that they consist primarily of salary and stock option awards. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
Our board of directors, with input from our President and Chief Executive Officer, has historically determined the compensation for our named executive officers.
For the year ended December 31, 2020, our named executive officers were:
•	Jagdeep Singh, President and Chief Executive Officer
•	Kevin Hettrich, Chief Financial Officer
•	Michael McCarthy, Chief Legal Officer and Head of Corporate Development
Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for the years ended December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jagdeep Singh President, Chief Executive Officer and Director	2020	277,116	16,719,999	—	55,000	17,052,115
	2019	275,334	—	—	—	275,334
Kevin Hettrich(3) Chief Financial Officer	2020	310,096	3,344,000	—	63,000	3,717,096
Michael McCarthy Chief Legal Officer and Head of Corporate Development	2020	361,779	2,507,998	—	73,500	2,943,277
	2019	350,334	—	906,260	—	1,256,594
(1)
All stock awards and option awards were originally granted under Legacy QuantumScape’s 2010 Equity Incentive Plan and have since been and assumed by us in connection with, the Business Combination. The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 8 to the audited consolidated financial statements our financial statements appearing at the end of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 for a discussion of the assumptions made by us in determining the grant-date fair value of our equity awards.

(2)
Amounts listed reflect a payment made to each of our named executive officers in order to secure his execution of an employee lock-up agreement in connection with our company’s entry into a Business Combination Agreement dated September 2, 2020.

(3)	Mr. Hettrich was not a named executive officer in 2019.
Narrative Disclosure to Summary Compensation Table
Effective July 2020, the annual base salary of each of Messrs. Hettrich and McCarthy were increased to $315,000 and $367,500, respectively. In March 2021, the annual base salary of each of our named executive officers was increased to $375,000.
Executive Letter Agreements
Other than Mr. Hettrich and Mr. McCarthy, our named executive officers have not entered into employee agreements with us. Details of the current agreements for Mr. Hettrich and Mr. McCarthy are outlined below.
Agreement with Kevin Hettrich
On October 14, 2011, Kevin Hettrich entered into an offer letter with Legacy QuantumScape to initially serve as Product Marketing Manager (the “Hettrich Offer Letter”). The Hettrich Offer Letter has no specific term and provides that Mr. Hettrich is an at-will employee. The Hettrich Offer Letter contains customary confidentiality, non-solicitation and intellectual property assignment provisions.
Agreement with Michael McCarthy
On January 15, 2013, Michael McCarthy entered into an offer letter with Legacy QuantumScape to initially serve as General Counsel (the “McCarthy Offer Letter”). The McCarthy Offer Letter has no specific term and provides that Mr. McCarthy is an at-will employee. The McCarthy Offer Letter contains customary confidentiality, non-solicitation and intellectual property assignment provisions.
Base Salary
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.
Nonequity Incentive Plan Compensation
Prior to 2021, we had no formal arrangements with our named executive officers providing for nonequity incentive plan compensation. In March 2021, our board of directors adopted our Employee Incentive Compensation Plan (the “Bonus Plan”). Pursuant to the Bonus Plan, the compensation committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period. The compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, a variety of performance, operational, developmental, and financial goals, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
Other Compensation
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified Section 401(k) plan for which no match by us is provided. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We provide a tax-qualified Section 401(k) plan for all employees, including the named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2020 Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jagdeep Singh(4)(6)	04/08/2013	2,010,874	—	0.64	04/07/2023	—	—
Jagdeep Singh(5)(6)	08/19/2016	2,499,520	—	1.31	08/19/2026	—	—
Jagdeep Singh(6)(7)	03/15/2017	5,957,193	541,560	1.33	03/15/2027	—	—
Jagdeep Singh(6)(8)	08/07/2020	—	—	—	—	4,021,750	16,719,999
Kevin Hettrich(6)(9)	05/03/2016	265,680	—	1.31	05/03/2026	—	—
Kevin Hettrich(6)(10)	03/15/2017	420,631	46,920	1.33	03/15/2027	—	—
Kevin Hettrich(6)(11)	06/05/2019	150,816	251,358	2.38	06/05/2029	—	—
Kevin Hettrich(6)(12)	08/07/2020	—	—	—	—	804,350	3,344,000
Michael McCarthy(6)(13)	05/01/2013	124,673	—	0.64	04/30/2023	—	—
Michael McCarthy(6)(14)	09/18/2013	603,262	—	0.64	09/17/2023	—	—
Michael McCarthy(15)	02/27/2015	333,804	—	1.05	02/26/2025	—	—
Michael McCarthy(6)(16)	05/03/2016	100,542	—	1.31	05/03/2026	—	—
Michael McCarthy(6)(10)	03/15/2017	611,977	55,632	1.33	03/15/2027	—	—
Michael McCarthy(6)(11)	06/05/2019	226,224	377,037	2.38	06/05/2029	—	—
Michael McCarthy(6)(12)	08/07/2020	—	—	—	—	603,262	2,507,998
(1)	All stock options were originally granted pursuant to the Legacy QuantumScape’s 2010 Equity Incentive Plan and have since been and assumed by us in connection with, the Business Combination.
(2)	This column represents the fair market value of a share of common stock on the date of the grant, as determined by our board of directors.
(3)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB ASC Topic 718. See Note 9 to the audited consolidated financial statements included in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 for a discussion of the assumptions made by us in determining the grant-date fair value of our equity awards.

(4)	75% of these option shares vested on February 13, 2016, and the remainder were vested by February 13, 2017.
(5)	These option shares vested by December 10, 2018.
(6)
The equity award is eligible for accelerated vesting in the event the named executive officer’s employment is terminated in a qualifying termination in connection with a change in control. The acceleration rights are described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”

(7)
These option shares vested as to 1/48th of the total shares subject to the option on May 1, 2017, and the remainder vested and will vest on each monthly anniversary thereafter, subject to the optionee’s continued service through each vesting date.

(8)	1/8th of the restricted stock units vest on February 15, 2021 and 1/16th vest quarterly thereafter, subject to the holder’s continued service through each vesting date.
(9)	These option shares vested on April 27, 2019.
(10)
These option shares vested as to 1/48th of the total shares subject to the option on May 1, 2017, and the remainder vested and will vest on each monthly anniversary thereafter, subject to the optionee’s continued service through each vesting date.

(11)
These option shares vested as to 1/48th of the total shares subject to the option on June 5, 2019, and the remainder vested and will vest on each monthly anniversary thereafter, subject to the optionee’s continued service through each vesting date.

(12)	1/6th of the RSUs vest on February 15, 2021 and 1/12th vest quarterly thereafter, subject to the holder’s continued service as of each vesting date.
(13)	25% of these option shares vested on April 8, 2014, and the remainder were vested by April 8, 2017.
(14)	25% of these option shares vested on September 18, 2014, and the remainder were vested by September 18, 2017.
(15)	These option shares vested on February 27, 2018.
(16)	These option shares vested on February 18, 2019.

Potential Payments upon Termination or Change in Control
Prior to 2021, we did not have a formal plan with respect to severance benefits payable to our named executive officers and other key employees. From time to time, we granted equity awards to, or entered into offer letters with, certain key employees, including our named executive officers, that provide for accelerated vesting of equity awards in the event such key employee’s employment was involuntarily terminated under certain circumstances related to a change in control.
In March 2021, our board of directors approved, and we entered into change in control and severance agreements (each a “CIC Agreement”) with each of our executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms.
The CIC Agreements will remain in effect for an initial term of three years. At the end of the initial term, each CIC Agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of the automatic renewal. The CIC Agreements also acknowledge that each of these named executive officers is an at-will employee, whose employment can be terminated at any time. In order to receive the severance benefits described below, each of these named executive officers is obligated to execute a release of claims against us.
In the event of a termination of employment without “cause” (as defined in the CIC Agreement) outside of the “change in control period” (as generally defined below), such named executive officer will receive the following:
•	continued base salary for 12 months (or 6 months for named executive officers other than our Chief Executive Officer);
•	up to 50% of each named executive officer’s potential bonus, in the discretion of the compensation committee;
•	paid COBRA benefits for up to 12 months (or 6 months for named executive officers other than our Chief Executive Officer); and
•	no acceleration of equity awards.
In the event of a termination of employment without “cause” or a resignation for “good reason” (as defined in the CIC Agreement) during the “change in control period,” such named executive officer will receive the following:
•	a lump-sum payment of 12 months of base salary;
•	a lump-sum payment equal to 100% of the potential bonus;
•	paid COBRA benefits for up to 12 months; and
•	100% acceleration of equity awards.
In the event any payment to one of these named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), such named executive officer will be entitled to receive such payment as would entitle him or her to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control of us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of October 21, 2021 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class or voting power of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 325,706,537 shares of our Class A common stock and 96,740,426 shares of Class B common stock outstanding as of October 21, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of October 21, 2021 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of October 21, 2021, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110.
	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Volkswagen Group of America Investments, LLC(1)	68,236,103	20.95	17,980,436	18.59	19.18
Khosla Ventures III, LP(2)	4,830,503	1.48	30,609,901	31.64	24.05
Capricorn Libra Investment Group, LP(3)	19,487,452	5.98	—	*	1.51
KPCB Holdings, Inc., as nominee(4)	4,159,291	1.28	5,981,773	6.18	4.95
Dr. Timothy Holme(5)	1,361,885	*	12,318,796	12.69	9.6
Named Executive Officers and Directors:
Jagdeep Singh(6)	12,384,570	3.7	16,936,341	17.15	13.74
Kevin Hettrich(7)	1,192,057	*	—	*	*
Michael McCarthy(8)	2,509,662	*	78,866	*	*
Prof. Fritz Prinz(9)	1,500,000	*	11,484,541	11.87	9.0
Frank Blome(10)	—	*	—	*	*
Brad Buss(11)	666,328	*	—	*	*
John Doerr(12)	1,640,982	*	—	*	*
Prof. Dr. Jürgen Leohold(13)	273,212	*	—	*	*
Justin Mirro(14)	1,834,056	*	—	*	*
J.B. Straubel(15)	621,650	*	182,700	*	*
Dipender Saluja(16)	2,744	*	—	*	*
Jens Wiese(17)	—	*	—	*	*
All directors and executive officers as a group (15 individuals)(18)	27,503,260	8.01	41,001,244	41.35	32.77
*	Represents beneficial ownership of less than 1%.

(1)
Consists of 68,236,103 shares of Class A Common Stock and 17,980,436 shares of Class B Common Stock. The business address of Volkswagen Group of America Investments, LLC is 220 Ferdinand Porsche Dr. Herndon, VA 20171.

(2)	Consists of 4,830,503 shares of Class A Common Stock and 30,609,901 shares of Class B Common Stock. The business address of Khosla Ventures III, LP is 2128 Sand Hill Road Menlo Park, CA 94025.
(3)
Consists of 1,604,056 shares of Class A Common Stock held by Technology Impact Growth Fund, LP, 4,322,856 shares of Class A Common Stock held by TIGF Direct Strategies LLC – Series 3 and 13,560,540 shares of Class A Common Stock held by Capricorn-Libra Investment Group, LP. TIGF Partners, LLC is the general partner of Technology Impact Growth Fund, LP and the manager of TIGF Direct Strategies LLC – Series 3. TIGF Partners, LLC is owned by Dipender Saluja (40%), Ion Yadigaroglu (40%) and Capricorn Investment Group, LLC (20%). The business address of each of these entities is 250 University Avenue Palo Alto, CA 94301.

(4)
Consists of (a) 4,159,291 shares of Class A Common Stock and (b) 5,981,773 shares of Class B Common Stock. The business address of KPCB Holdings, Inc., as nominee is 2750 Sand Hill Road, Menlo Park, CA 94025.

(5)
Consists of (a) options to purchase 1,001,414 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) options to purchase 333,804 shares of Class B Common Stock that are exercisable within 60 days of October 21, 2021, (c) 33,518 RSUs which are subject to vesting within 60 days of October 21, 2021, (d) 326,953 shares of Class A Common Stock, and (e) 11,984,992 shares of Class B Common Stock held by Dr. Holme.

(6)
Consists of (a) options to purchase 8,998,273 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) options to purchase 2,010,874 shares of Class B Common Stock that are exercisable within 60 days of October 21, 2021, (c) 251,360 RSUs which are subject to vesting within 60 days of October 21, 2021, (d) 480,062 shares of Class A Common Stock held by Mr. Singh, (e) 1,340,582 shares of Class B Common Stock held by Mr. Singh, (f) 4,021,750 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, (g) 4,021,750 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, (h) 969,289 shares of Class A Common Stock and 5,541,385 shares of Class B Common Stock held in trust by Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, (i) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, (j) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013, and (k) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013. Mr. Singh shares voting and dispositive power and is the trustee of each of Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013 and Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013.

(7)
Consists of (a) options to purchase 984,591 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) 67,026 RSUs which are subject to vesting within 60 days of October 21, 2021, and (c) 140,440 shares of Class A Common Stock.

(8)
Consists of (a) options to purchase 2,013,543 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) options to purchase 78,866 shares of Class B Common Stock that are exercisable within 60 days of October 21, 2021, (c) 50,272 RSUs which are subject to vesting within 60 days of October 21, 2021, and (d) 445,847 shares of Class A Common Stock held by Mr. McCarthy.

(9)
Consists of (a) 1,000,000 shares of Class A Common Stock and 6,890,327 shares of Class B Common Stock held by Prof. Prinz, (b) 250,000 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019, (c) 250,000 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019, (d) 1,206,525 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, and (e) 1,206,525 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020. Prof. Prinz shares voting and dispositive power and is the trustee of each of Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020, Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019 and The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019.

(10)
Mr. Blome, a member of our board of directors, is Head of Volkswagen’s Battery Center of Excellence. Mr. Blome disclaims beneficial ownership of all shares held by Volkswagen Group of America Investments, LLC referred to in footnote (1) above.

(11)	Consists of (a) options to purchase 351,902 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021 and (b) 314,426 shares of Class A Common Stock held by Mr. Buss.
(12)
Consists of (a) 67,212 shares of Class A Common Stock held directly by KPCB XIV Associates, LLC, (b) 31,626 shares of Class A Common Stock held directly by KPIC, LLC, (c) 28,304 shares of Class A Common Stock held by The Austin 1999 Trust dated May 25, 1999, (d) 28,304 shares of Class A Common Stock held by The Hampton 1999 Trust dated May 25, 1999, (e) 2,966 shares of Class A Common Stock held by Lupum Ventures, LLC, (f) 1,115,627 shares of Class A Common Stock held by Portico Libre, LLC, and (g) 366,943 shares of Class A Common Stock held directly by Vallejo Ventures Trust. John Doerr is a managing member of KPCB XIV Associates, LLC and may be deemed to share voting and investment power over the securities held by KPCB XIV Associates, LLC. Mr. Doerr disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The sole member of each of KPIC, LLC, Lupum Ventures, LLC and Portico Libre, LLC is Vallejo Ventures Trust. Mr. Doerr disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Mr. Doerr and his spouse are trustees of the Vallejo Ventures Trust, and Mr. Doerr serves as trustee of The Austin 1999 Trust dated May 25, 1999 and The Hampton 1999 Trust dated May 25, 1999. Mr. Doerr, a member of our board of directors, is the Chairman at Kleiner Perkins. Mr. Doerr disclaims beneficial ownership of all shares held by KPCB Holdings, Inc., as nominee referred to in footnote (4) above.

(13)	Consists of (a) options to purchase 125,917 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021 and (b) 147,295 shares of Class A Common Stock held by Mr. Leohold.
(14)
Consists of (a) 1,334,056 shares of Class A Common Stock held by Kensington Capital Partners, LLC, (b) 250,000 shares of Class A Common Stock held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020, and (c) 250,000 shares of Class A Common Stock held by the Kensington Capital Trust under an agreement dated June 27, 2020. Mr. Mirro is the managing member and sole owner of Kensington Capital Partners, LLC. Mr. Mirro is trustee of the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020 other than to the extent he may have a pecuniary interest therein, directly or indirectly. Mr. Mirro’s spouse serves as the trustee of the Kensington Capital Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Kensington Capital Trust under agreement dated June 27, 2020 other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(15)
Consists of (a) options to purchase 402,176 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) 219,474 shares of Class A Common Stock, and (c) 182,700 shares of Class B Common Stock held by Mr. Straubel.

(16)
Consists of 2,744 shares of Class A Common Stock held by Mr. Saluja. Mr. Saluja, a member of our board of directors, is Managing Director of Capricorn-Libra Investment Group, LP. Mr. Saluja disclaims beneficial ownership of all shares held by Capricorn-Libra Investment Group, LP referred to in footnote (3) above.

(17)
Mr. Wiese, a member of our board of directors, is Head of Volkswagen Group M&A, Investment Advisory, and Partnerships. Mr. Wiese disclaims beneficial ownership of all shares held by Volkswagen Group of America Investments, LLC referred to in footnote (1) above.

(18)
Consists of (a) options to purchase 17,360,412 shares of Class A Common Stock that are exercisable within 60 days of October 21, 2021, (b) options to purchase 2,423,544 shares of Class B Common Stock that are exercisable within 60 days of October 21, 2021, (c) 435,694 RSUs which are subject to vesting within 60 days of October 21, 2021, (d)  9,707,154 shares of Class A Common Stock, and (e) 38,577,700 shares of Class B Common Stock.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2020, and each currently proposed transaction and certain other transactions, in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Kensington Capital Sponsor LLC
In April 2020, Kensington Capital Sponsor LLC, a Delaware limited liability company (the “Sponsor”), subscribed to purchase 5,031,250 shares of the 5,750,000 Class B Common Stock purchased by the Sponsor in a private placement prior to Kensington’s initial public offering (the “Sponsor Shares”) for an aggregate purchase price of $25,000 and fully paid for these shares on May 1, 2020. On June 25, 2020, Kensington effected a stock dividend of 718,750 shares with respect to its Class B Common Stock, resulting in the Sponsor holding an aggregate of 5,750,000 Sponsor Shares. Prior to the initial investment in Kensington of $25,000 by the Sponsor, Kensington had no assets, tangible or intangible. The number of Sponsor Shares issued was determined based on the expectation that such Sponsor Shares would represent 20% of the outstanding shares upon consummation of Kensington’s initial public offering. The Sponsor Shares (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. There are no redemption rights or liquidating distributions with respect to the Sponsor Shares.
The Sponsor purchased 6,575,000 private placement warrants (the “Private Placement Warrants”) simultaneously with the consummation of Kensington’s initial public offering. As such, the Sponsor’s interest in Kensington’s initial public offering was valued at $6,575,000. The Private Placement Warrants were subsequently distributed to the members of the Sponsor, including 804,357 of which were distributed Kensington Capital Partners LLC (“KCP”), an entity controlled by Justin Mirro, a member of our board of directors.
On April 17, 2020, the Sponsor agreed to loan Kensington an aggregate of up to $300,000 to cover expenses related to Kensington’s initial public offering pursuant to a note (the “Note”). This loan was non-interest bearing and payable upon the consummation of Kensington’s initial public offering. Kensington borrowed a total of $75,000 under the Note and on November 25, 2020, the Sponsor converted the loan into 75,000 working capital warrants (the “Working Capital Warrants”) on the same terms as the Private Placement Warrants (as contemplated by the warrant agreement pursuant to which the Private Placement Warrants were issued) upon the consummation of the Business Combination and such Working Capital Warrants were issued to KCP, which had advanced such amount to the Sponsor in order for the loan to be made. Each Private Placement Warrant and Working Capital Warrant entitled the holder to purchase one share of Class A Common Stock at $11.50 per share. In September 2021, the 879,357 in total of Private Placement Warrants and Working Capital Warrants held by KCP were exercised on a cashless basis in accordance with their terms, resulting in a net issuance of 429,158 shares of Class A Common Stock to KCP.
Kensington agreed to pay DEHC LLC (“DEHC”), an affiliate of Daniel Huber, the former Chief Financial Officer of Kensington, approximately $20,000 per month for up to 18 months commencing on the date of Kensington’s initial public offering. Kensington ceased making such payments in November 2020 upon the closing of the Business Combination and no further payments will be made under this arrangement. On September 1, 2020, Kensington agreed to pay each of (i) DEHC LLC and (ii) Simon Boag, the former Chief Technology Officer of Kensington, up to $240,000 for the provision of post-closing integration services following the Business Combination. Other than these payments, no compensation of any kind, including finder’s and consulting fees, were or are to be paid by Kensington to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination.

Stockholder Support Agreements
On September 2, 2020, (i) Kensington and VGA entered into a stockholder support agreement (the “Volkswagen Support Agreement”), pursuant to which, among other things, VGA agreed, among other things, to vote its shares of preferred stock in favor of the transactions contemplated by the Business Combination Agreement, dated September 2, 2020 (the “Business Combination Agreement”), and (ii) Kensington and certain Legacy QuantumScape stockholders entered into a stockholder support agreement (the “Key Stockholder Support Agreement”), pursuant to which, among other things, the certain Legacy QuantumScape stockholders agreed, among other things, to vote their shares of common stock and preferred stock in favor of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement.
Registration Rights
On September 2, 2020, Kensington, the Sponsor and certain stockholders of Legacy QuantumScape (the “New Holders” and, collectively with the Sponsor, the “Holders”) entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), which was effective as of the closing of the Business Combination. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we filed a registration statement to register the resale of certain shares of common stock held by the Holders after the Business Combination and subject to certain conditions, we are separately required at all times to maintain an effective registration statement for the benefit of the Holders.
Lock-Up Agreements
The Registration Rights and Lock-Up Agreement included lock-up restrictions that prohibit the Holders from transferring shares of our company held by them as of the date of that agreement until 180 days after November 25, 2020, subject to customary exceptions. These transfer restrictions are subject to earlier release on (i) the last consecutive trading day where the sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) such date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
In connection with the transactions contemplated by the Business Combination Agreement, on November 25, 2020, Legacy QuantumScape and certain stockholders of Legacy QuantumScape entered into a lock-up agreement, pursuant to which they agreed, subject to customary exceptions, not to transfer shares of common stock for a period of 180 days after November 25, 2020. These transfer restrictions are also subject to earlier release on (i) the last consecutive trading day where the sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) such date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.
In connection with the recent offering of shares of our Class A Common Stock in March 2021, (i) we agreed that, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC on behalf of the underwriters and subject to certain exceptions, we will not offer, sell, or agree to sell, directly or indirectly, any shares of common stock for a period of 90 days from the date of the final prospectus relating to such offering, and (ii) each of our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of such agreement continuing through May 21, 2021, except with the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC.
Senior Employee Lock-Up Agreements
On September 2, 2020, Kensington entered into separate Senior Employee Lock-Up Agreements with certain senior level employees of Legacy QuantumScape (the “Senior Employees”), including Legacy QuantumScape’s executive officers. The Senior Employee Lock-Up Agreements provide that the securities of our company owned of record or beneficially by the Senior Employees (including certain securities that may be granted or issued to a Senior Employee after the Business Combination) (collectively, the “Lock-Up Shares”) may generally not be transferred for at least 180 days after the Business Combination (the “Initial Lock-Up Period”) and up to four years after the Business Combination, subject to certain exceptions. Following the Initial Lock-Up Period, Senior Employees may transfer Lock-Up Shares without restriction as follows: (i) during the first year after the Business Combination, up to 25% of the total number of Lock-Up Shares, (ii) following the first anniversary of the Business Combination until the earlier of four years after the Business Combination or the occurrence of an event described below, up to 50% of the total number of Lock-Up Shares (taking into account any transfers under clause (i) above), and (iii) up to an additional 50% of the total number of Lock-Up Shares following satisfaction of agreed delivery requirements between us and VGA.
These transfer restrictions are subject to earlier release if (i) we complete a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; (ii) VGA terminates for any reason the Amended and Restated Joint Venture Agreement, dated as of May 14, 2020, by and among us and VGA; (iii) VGA issues a critical or negative statement regarding us and our technology unless such statement is required to be made by VGA under applicable law and is truthful and accurate; or (iv) VGA transfers certain of our securities in excess of the amounts set forth in the Senior Employee Lock-Up Agreements. Pursuant to the Senior Employee Lock-Up Agreements, upon the consummation of the merger, we paid to each Senior Employee a one-time cash bonus.
Letter Agreements on Board and Committee Representation
On September 2, 2020, we entered into the Original Letter Agreement pursuant to which we would nominate one designee of VGA for election to our board of directors, and from and after the First Closing (as defined under the Series F Preferred Stock Purchase Agreement between Legacy QuantumScape and VGA, dated May 14, 2020), a second designee of VGA. On December 7, 2020, the parties amended and restated the Original Letter Agreement to provide that (i) in connection with any annual or special meeting of stockholders at which directors will be elected, we will nominate for election to our board of directors two VW Directors, with such designation rights terminating upon certain circumstances and (ii) we shall cause one VW Director to be appointed to the nominating and corporate governance committee of our board of directors, provided that such VW Director fulfills the independence requirements under applicable NYSE rules.
VGA Letter Agreement on Earmarked Funds
On September 2, 2020, Kensington, Legacy QuantumScape and VGA entered into a letter agreement pursuant to which, subject to the terms of such letter agreement, Kensington and Legacy QuantumScape agreed to reserve a certain portion of the proceeds from the Series F Preferred Stock financing and the capital obtained through the Business Combination (including any concurrent “PIPE” financing) in a separate account to fund our future contributions to QSV Operations LLC, the joint venture between us and VGA (“QSV”). The parties agreed that the amount to be held in the separate account was $134 million as of the date of the letter agreement.
Indemnification of Directors and Officers; Exculpation
Our Certificate of Incorporation limits our directors’ liability for money damages to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). The DGCL permits a certificate of incorporation provision to provide that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for certain unlawful payments of dividends or redemptions or repurchases of shares; or
•	for any breach of a director’s duty of loyalty.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the

DGCL, as so amended. The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees) in advance of the final disposition of the proceeding, subject to an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under our Bylaws or the DGCL.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers following the Business Combination. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
Equity Financings
Series F Preferred Stock Financing
From May 14, 2020 through September 3, 2020, Legacy QuantumScape entered into several Series F Preferred Stock Purchase Agreements and related agreements and amendments thereto, pursuant to which it agreed to sell, and related persons, entities and their affiliates agreed to purchase, an aggregate of 14,041,437 shares of Legacy QuantumScape Series F Preferred Stock for an aggregate purchase price of $371 million as set forth below. On March 30, 2021, the company, Legacy QuantumScape, and VGA agreed that the technical milestone under the Series F Preferred Stock Agreement (as amended) was satisfied and entered into an amendment to, among other things, consummate the sale of Series A Common Stock to VGA (the “Series F Closing Agreement”). The sale of such shares occurred following expiration of the waiting period or other clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and represented the second and final closing in the Series F Preferred Stock Financing.
Stockholder	Shares of Legacy QuantumScape Series F Preferred Stock	Total Purchase Price
Volkswagen Group of America Investments, LLC(1)(2)	7,569,508	$200,000,026.48
Al-Rayyan Holding LLC(3)	3,557,668	$93,999,992.37
2011 Buss Family Trust(3)(4)	75,695	$1,999,998.16
J.B. Straubel(3)(5)	54,572	$1,441,890.47
TIGF Direct Strategies LLC – Series 3(3)(6)	870,493	$22,999,991.95
Technology Impact Growth Fund, L.P.(3)(6)	264,933	$7,000,006.74
Quantum Partners LP(3)(7)	722,363	$19,086,130.72
Palindrome Master Fund LP(3)(7)	101,921	$2,692,936.28
JS Capital LLC(3)(7)	824,284	$21,779,067.00
(1)
Frank Blome was a member of the board of directors of Legacy QuantumScape and is a member of our board of directors and an affiliate of VGA. Jens Wiese is a member of our board of directors and an affiliate of VGA.

(2)	Includes shares that were purchased after the Business Combination on December 1, 2020 and shares that were purchased pursuant to the Series F Closing Agreement.
(3)	All such were purchased on or prior to the Business Combination.

(4)	Brad Buss was a member of the board of directors of Legacy QuantumScape and is a member of our board of directors and an affiliate of the 2011 Buss Family Trust.
(5)	J.B. Straubel was a member of the board of directors of Legacy QuantumScape and is a member of our board of directors.
(6)
Dipender Saluja was a member of the board of directors of Legacy QuantumScape and is a member of our board of directors and an affiliate of TIGF Direct Strategies LLC – Series 3 and Technology Impact Growth Fund, L.P.

(7)	Affiliate of Soros Fund.
Commercial Agreements
Agreements with Volkswagen
Joint Venture Agreement
In June 2018, Legacy QuantumScape and VGA formed a 50-50 joint venture entity, QSV, to facilitate the commercialization of Legacy QuantumScape’s solid-state battery technology and enable Volkswagen to be the first automotive OEM to utilize this technology. In 2018, the parties made an initial equity investment to the joint venture of approximately $3 million in total. The joint venture agreements were amended in 2020 in connection with a further $200 million investment commitment by VGA in Legacy QuantumScape Series F Preferred Stock.
Limited Liability Company Agreement
In June 2018, in connection with the joint venture, QSV was organized in connection with entry into a Limited Liability Agreement (the “LLCA”), with Legacy QuantumScape and VGA designated as the members of QSV. In May 2020, the parties amended and restated the LLCA in connection with the amendment to the joint venture agreement.
Phase 1 License Agreement
In May 2020, in connection with the joint venture, Legacy QuantumScape entered into a license agreement with QSV (which amended and restated the license agreement entered into in September 2018) to license its battery technology. The battery technology that is licensed to the joint venture does not include the right to manufacture Legacy QuantumScape’s proprietary solid-state separator.
Common IP License Agreements
In May 2020, in connection with the joint venture, Legacy QuantumScape entered into a license agreement with Volkswagen Group of America, Inc. (“VWGoA”) (which amended and restated a license agreement entered into in September 2018) to license certain intellectual property on a royalty free basis in connection with production and manufacturing of solid-state battery cells by the joint venture in the automotive space.
Mutual Non-Disclosure Agreement
In January 2017, Legacy QuantumScape entered into, and in April 2018 amended, a mutual non-disclosure agreement with VWGoA to provide to each other certain proprietary, confidential and trade secret information in connection with discussion and negotiations regarding potential cooperation in connection with the development and production of battery cells and related components, including research and development regarding production process.
Change in Control and Severance Agreements
QuantumScape entered into change in control and severance agreements with certain of its executive officers. See the section titled “Executive Compensation—Potential Payments upon Termination or Change in Control.”
Other Transactions
In fiscal 2021, we expect to pay Prof. Fritz Prinz, a member of our board of directors, compensation of approximately $259,200 in exchange for certain technical consulting and advisory services apart from his board service. In fiscal 2020, we paid Prof. Fritz Prinz approximately $202,788 for similar services. In fiscal 2019, Legacy QuantumScape paid Prof. Fritz Prinz compensation of approximately $160,000 for similar services to Legacy QuantumScape.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2022 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before [•], 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
QuantumScape Corporation
Attention: Corporate Secretary
1730 Technology Drive,
San Jose, California, 95110
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2022 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in Bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., local time, on August 17, 2022, and
•	no later than 5:00 p.m., local time, on September 16, 2022.
In the event that the date our 2022 annual meeting is changed by more than 25 days of the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2022 annual meeting, and
•	no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) reports
Due to administrative error, the Form 4 filings for one transaction by each of Messrs. Doerr, Hettrich, McCarthy, Saluja, Jagdeep Singh, Mohit Singh and Lukens were filed late.

2020 Annual Report
Our financial statements for our fiscal year ended December 31, 2020 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our Proxy Materials are posted on our website at ir.quatumscape.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110, Attention: Investor Relations; or by electronic mail to ir@quantumscape.com.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS

San Jose, California
[•], 2021

Appendix 1
QUANTUMSCAPE CORPORATION
2020 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the QuantumScape Corporation 2020 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement which includes the Notice of Stock Option Grant and all appendices and exhibits attached hereto (all together, the “Option Agreement”).
NOTICE OF STOCK OPTION GRANT
Participant:
Address:
The undersigned Participant has been granted an Option to purchase Common Stock of QuantumScape Corporation (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Grant Number:
Date of Grant:
Program Commencement Date:	[Initial Date of Grant]
Number of Shares Granted:
Exercise Price per Share:	$
Total Exercise Price:	$
Type of Option:	Nonstatutory Stock Option
Term/Expiration Date:	10 years after Program Commencement Date
Vesting Schedule:
Subject to any accelerated vesting as set forth below or in the Plan, this Option will be scheduled to vest in accordance with the Performance Appendix attached hereto as Exhibit B.
Termination Period:
In the event of cessation of Participant’s status as a Service Provider, this Option will be exercisable, to the extent vested, for a period of three (3) months after the date that Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable, to the extent vested, for a period of twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.
[CEO Only: By Participant’s signature below, Participant acknowledges that it is the expectation of the Board of Directors of the Company and its Compensation Committee that Participant will not receive additional Company equity awards for at least seven (7) years following the Date of Grant. The Administrator reserves the flexibility to approve, in its sole discretion, additional Company equity awards if circumstances warrant.]

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of the Plan and this Option Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.
PARTICIPANT	QUANTUMSCAPE CORPORATION

Signature	Signature

Print Name	Print Name

Title
Address:

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1. Grant of Option.
(a) The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”) under the Extraordinary Performance Award Program (“EPA Program”) approved by the Company’s board of directors on September 7, 2021 and subsequently amended by the Company’s board of directors on October 21, 2021, and approved by the Company’s stockholders on December 15, 2021, subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by this reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.
(b) The Option will be designated as a nonstatutory stock option.
2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3. No Administrator Discretion. Notwithstanding anything to the contrary in the Plan or this Agreement, the Administrator may not accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, except to the extent approved by stockholders in accordance with Applicable Laws.
4. Exercise of Option.
(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Vesting Schedule set out in the Notice of Option Grant and with the applicable provisions of the Plan and the terms of this Option Agreement.
(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit C to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and of any Tax Obligations (as defined in Section 6(a)). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Tax Obligations.
5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a) cash, check or bank transfer; or
(b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.
6. Tax Obligations.
(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or any Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA)
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obligation) that are required to be withheld by the Company or the Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b) Tax Withholding. When the Option is exercised, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, or (ii) selling through a broker a sufficient number of such Shares otherwise deliverable to Participant equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, provided that in no event shall such amount result in adverse financial and/or accounting consequences for the Company Group or otherwise exceed any applicable limit). To the extent determined appropriate by the Administrator in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such amounts are not delivered at the time of exercise.
(c) Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” also may result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a
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determination. In no event will the Company or any of its Parent or Subsidiaries have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.
7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
9. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of equity awards, even if equity awards have been granted in the past;
(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;
(c) Participant is voluntarily participating in the Plan;
(d) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(e) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;
(g) if the underlying Shares do not increase in value, the Option will have no value;
(h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(i) for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service
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would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s status as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);
(j) unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k) the following provisions apply only if Participant is providing services outside the United States:
(i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;
(ii) Participant acknowledges and agrees that none of the Company, the Service Recipient, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and
(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer or other Service Recipient, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
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Participant understands that Data may be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that, if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
12. Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at QuantumScape Corporation, 1730 Technology Drive, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing.
13. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.
15. Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.
16. No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
17. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
18. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.
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19. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
20. Language. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21. Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.
22. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.
23. Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, (i) neither the Exercise Price per Share, nor any other material term of this Option Agreement (including terms related to vesting of any Tranche (as defined in Exhibit B)), shall be modified without the approval of the stockholders at the stockholder voting thresholds applicable to the original adoption of the EPA Program, provided that this prohibition shall not affect the authority of the Board or its Compensation Committee to make determinations and technical amendments deemed necessary or advisable for administering this Option, including but not limited to adjustments to the Exercise Price Per Share and to the Stock Price Targets (as defined below) in the case of an occurrence described in Section 14(a) of the Plan, and (ii) the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
24. Governing Law and Venue. This Option Agreement and the Option will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the Northern District of California, and no other courts, where this Option is made and/or to be performed.
25. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Option Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with
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respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
26. Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.
27. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.
* * *
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EXHIBIT B

PERFORMANCE APPENDIX
1.	Structure
The Option is divided into five tranches (each, a “Tranche”), each covering 20% of shares subject to the Option. The Administrator will make all determinations, in its sole discretion, regarding the Option, including but not limited to the extent of satisfaction of any term or condition related to the Option, and any adjustments, as necessary or appropriate. Determinations made by the Administrator will be final and binding on all parties and will be given the maximum deference permitted by law.
2.	Tranches and Stock Price Targets
(a) Each Tranche has an applicable stock price target (each, a “Stock Price Target”). The Stock Price Targets are as follows:
•	Tranche 1: $60
•	Tranche 2: $120
•	Tranche 3: $180
•	Tranche 4: $240
•	Tranche 5: $300
(b) Subject to the achievement of the requisite number of Business Milestones (as defined below) in accordance with Section 3 of this Performance Appendix, a Stock Price Target will be satisfied if the 120-day trailing average closing price (based on trading days) of a Share equals or exceeds the applicable Stock Price Target, provided that the trailing average closing price of a Share of the last 30 trading days of such 120 trading day period also meets or exceeds the applicable Stock Price Target (the “Stock Price Methodology”).
(c) The determination of whether a Stock Price Target has been satisfied, and when such Stock Price Target has been satisfied, will be made in the sole discretion of the Administrator.
3.	Vesting
General:
(a) A Tranche will vest (such a vested Tranche, a “Vested Tranche”) upon determination by the Administrator that, no later than one day before the tenth (10th) anniversary of the Program Commencement Date, (i) a Qualifying Business Milestone (as defined below) was achieved with respect to such Tranche (such requirement, the “Business Milestone Requirement”) and (ii) on or after the date that the applicable Qualifying Business Milestone was achieved, the Tranche’s Stock Price Target is achieved, except to the extent described under the Section 6 of this Performance Appendix.
(b) The last day of the Stock Price Methodology period must occur on or after the date that a Qualifying Business Milestone is achieved in order for a Stock Price Target to be achieved with respect to a Tranche. For the purposes of clarification, if on January 1, 2022, the price of a Share pursuant to Stock Price Methodology is $60, but no Business Milestone has been achieved, the Stock Price Target of Tranche 1 will not be considered achieved.
Business Milestones:
(c) The business milestones (each, a “Business Milestone”) are as follows:
•	Delivery of an A-sample battery cell that meets specifications agreed upon with an auto maker
•
The validation by an auto maker of a completed B-sample battery cell (a B-sample battery cell is a functional, complete battery cell prototype produced from the Company’s pre-pilot or sample production line)

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•	Delivery of at least 1-gigawatt hour (GWh) of Battery Cells to a single Customer
•	Delivery of at least 3-gigawatt hour (GWh) of Battery Cells to each of three or more Customers, with at least one of such Customers being an auto maker
•	$5 billion in GAAP Revenue over a period of trailing four quarters
•	$10 billion in GAAP Revenue over a period of trailing four quarters
•	Total cumulative Battery Cell production of 500 GWh
•	Total cumulative Battery Cell production of 1,000 GWh
•	Adjusted EBITDA margin of 25% over four consecutive quarters
•	10% Worldwide Market Share in automotive battery cells (excluding China)
•	20% Worldwide Market Share in automotive battery cells (excluding China)
(d) The determination of whether a Business Milestone has been achieved, and the date of any such achievement, will be made in the sole discretion of the Administrator.
(e) A “Qualifying Business Milestone” means a Business Milestone that was not used to satisfy the Business Milestone Requirement of a prior Tranche.
(f) For the purposes of the Business Milestones, capitalized terms used above shall have the following meanings:
(i) “Adjusted EBITDA” means Adjusted EBITDA as determined in accordance with the Company’s Non-GAAP Policy.
(ii) “Battery Cells” means battery cells manufactured by the Company, its subsidiaries and joint ventures and by licenses and cell makers that incorporate separators manufactured by or under license from the Company.
(iii) “Customer” means any customer of the Company, provided that any parent, subsidiary, affiliate, or joint venture of a Customer will not be considered a separate Customer.
(iv) “GAAP” means the U.S. generally accepted accounting principles then-applicable at the time of any relevant determination.
(v) “Revenue” means revenue of the Company and its subsidiaries as determined in accordance with GAAP.
(vi) “Worldwide Market Share” means worldwide sales of automotive Battery Cells as a percentage of all worldwide sales of automotive battery cells as measured in GWh and excluding sales for use in vehicles manufactured in China, over a trailing period of four quarters, such worldwide sales to be determined in the sole discretion of the Administrator using data from reputable third-party sources.
Position Requirement:
(g) Participant will be eligible to vest in a Tranche provided that Participant maintains status as a Service Provider as [CEO: Chief Executive Officer, another C-level role, or executive chairman of the Board, provided that the number of Shares subject to any portion of the Option that is not a Vested Tranche may be reduced by the Administrator in the event of a change in Participant’s role] [NON-CEO: the same position as at the time of grant or a similar or higher-level role] (the “Position Requirement”), except to the extent described below in this Section 3.
(h) A Tranche remains eligible to vest if Participant is on Company-approved leave at the time the applicable requirements are satisfied, except as otherwise determined by the Compensation Committee in its sole discretion, provided that Participant otherwise satisfies the Position Requirement.
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(i) If Participant is involuntarily demoted, other than for a Performance Reason or in connection with a material breach of the Company’s policies or any agreement between the Company and Participant, to a position that results in Participant being unable to satisfy the Position Requirement, only continued status as Service Provider at any level will be required.
(j) For the purposes of the Position Requirement, a “Performance Reason” is Participant’s continued failure to substantially perform his or her material duties and obligations, which failure is not cured to the sole and reasonable satisfaction of the Company after the Company has delivered a written demand for performance to the Participant that describes the basis for the Company’s belief that the Participant has committed such failure(s) and the Participant has not cured within a period of 15 days following notice.
(k) The determination regarding whether the Position Requirement is satisfied at any time, including with respect to a leave of absence or involuntary demotion, will be made in the sole discretion of the Administrator. Additionally, the Administrator may determine, in its sole discretion, that the unvested portion of the Option shall terminate in full following such date that the Position Requirement is no longer satisfied, except as described above in Section 3(i).
4.	Termination of Employment:
(a) If the Company terminates Participant’s employment or Participant terminates his or her employment for any reason (including death or Disability), any portion of the Option that has not, at the time of such termination of employment, been determined by the Administrator to be a Vested Tranche, will terminate immediately.
(b) For the avoidance of doubt, the foregoing provisions supersede any conflicting language set forth in the Plan (including but not limited to Section 6(d)(ii) of the Plan), Option Agreement, or any agreement between the Company and Participant (including but not limited to a severance plan or agreement).
(c) Any determination regarding the termination of Participant’s employment will be made in the sole discretion of the Administrator.
5.	Change in Control
(a) The terms and conditions of this section shall apply in the event of a Change in Control.
Business Milestone Requirement:
(b) The Business Milestone Requirement will not apply to any Tranche that is not a Vested Tranche as of immediately prior to a Change in Control.
Stock Price Targets:
(c) The price payable per Share as consideration in connection with the Change in Control shall be used to establish the Company’s stock price for the purposes of the Stock Price Target (the “CIC Stock Price Methodology”). To the extent the stock price target applicable to a Tranche is achieved based on the CIC Stock Price Methodology, that Tranche will become a Vested Tranche without regard to achievement of any business milestone.
(d) In the event that the Company’s stock price based on the CIC Stock Price Methodology falls between two Stock Price Targets, linear interpolation between the two applicable Stock Price Targets will be used to determine an additional portion of the applicable Tranche that will become a Vested Tranche.
(e) Any portion of the Option that is not a Vested Tranche upon a Change in Control will terminate.
Treatment in Change in Control:
(f) In the event of a Change in Control, any Vested Tranche will be treated as described in Section 14(c) of the Plan.
General
(g) This Section 5 of this Performance Appendix supersedes any conflicting language set forth in the Option Agreement, or any agreement between the Company and Participant (including but not limited to a severance plan or agreement).
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(h) Any determination regarding the termination of Participant’s employment will be made in the sole discretion of the Administrator.
6.	Clawback
In the event that the Administrator determines that any of the following occurred, the Company shall be entitled to recover the Option and any compensation previously paid to or profits realized by Participant with respect to the Option: (i) any willful, material violation by Participant of any law or regulation applicable to the business of any Company Group member, (ii) Participant’s conviction for, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, (iii) any willful perpetration by Participant of a common law fraud or (iv) any other misconduct by the Participant which is materially injurious to the business reputation of, or is otherwise materially injurious to, any Company Group member. In the event that any compensation becomes recoverable under this provision, then, in the discretion of the Administrator, and to the extent permitted by Applicable Laws, the Company will be permitted to (i) cancel, or require the forfeiture, return, or reimbursement of, for no consideration, any outstanding portion of the Option, (ii) cancel, or require the forfeiture, return, or reimbursement of, for no consideration, all Shares previously acquired by Participant pursuant to the Option, and (iii) require the return to the Company, for no consideration, any profits realized from the sale of any Shares previously acquired by Participant pursuant to the Option. Any decision, determination or interpretation by the Administrator shall be conclusive and binding on the Company, Participant, and all other parties. As used herein, “Company Group” means the Company and its subsidiaries.
* * *
4

EXHIBIT C

QUANTUMSCAPE CORPORATION

2020 EQUITY INCENTIVE PLAN

EXERCISE NOTICE
QuantumScape Corporation
1730 Technology Drive
San Jose, CA 95110
1. Exercise of Option. Effective as of today,      ,   , the undersigned (“Purchaser”) hereby elects to purchase        shares (the “Shares”) of the Common Stock of QuantumScape Corporation (the “Company”) under and pursuant to the 2020 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, dated      and including the Notice of Grant, the Terms and Conditions of Stock Option Grant, and exhibits attached thereto (the “Option Agreement”). The purchase price for the Shares will be $    , as required by the Option Agreement. Unless otherwise defined herein, capitalized terms used in this Exercise Notice shall be ascribed the same defined meanings as set forth in the Option Agreement (or, as applicable, the Plan or other written agreement or arrangement as specified in the Option Agreement).
2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in Section 6(a) of Exhibit A of the Option Agreement) to be paid in connection with the exercise of the Option.
3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
1

Submitted by:	Accepted by:

PURCHASER	QUANTUMSCAPE CORPORATION

Signature	Signature

Print Name	Print Name
Address:
Title

Date Received
2

QUANTUMSCAPE CORPORATION
1730 TECHNOLOGY DRIVE
SAN JOSE, CA 95110

VOTE BY INTERNET
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QUANTUMSCAPE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect ten (10) directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jagdeep Singh
02) Frank Blome
03) Brad Buss
04) John Doerr
05) Prof. Dr. Jürgen Leohold
06) Justin Mirro
07) Prof. Fritz Prinz
08) Dipender Saluja
09) J.B. Straubel
10) Jens Wiese

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date